EXHIBIT (8) (e)

 Participation Agreement among The Life Insurance Company of Virginia, Variable Insurance Products Fund II and Fidelity Distributors Corporation

                             PARTICIPATION AGREEMENT

                                      AMONG

                      VARIABLE INSURANCE PRODUCTS FUND II,

                        FIDELITY DISTRIBUTORS CORPORATION

                                       and

                     THE LIFE INSURANCE COMPANY OF VIRGINIA


                  THIS AGREEMENT, made and entered into as of this 15th day of July, 1989 by and among THE LIFE INSURANCE COMPANY OF VIRGINIA, (hereinafter the "Company"), a Virginia corporation, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule C hereto as may be amended from time to time (each such account hereinafter referred to as the "Account"), and the VARIABLE INSURANCE PRODUCTS FUND II, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (hereinafter the "Fund") and FIDELITY DISTRIBUTORS CORPORATION (hereinafter the "Underwriter"), a Massachusetts corporation.

                  WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts (collectively, the "Variable Insurance Products") to be offered by insurance companies which have entered into participation agreements substantially identical to this Agreement (hereinafter "Participating Insurance Companies"); and

                  WHEREAS, the beneficial interest in the Fund is divided into several series of shares, each designated a "Portfolio" and representing the interest in a particular managed portfolio of securities and other assets; and

                  WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission, dated September 17, 1986 (File No. 812-6422), granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (hereinafter the "1940 Act") and Rules 6e-2(b) (15) and 6e-3(T) (b) (15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (hereinafter the "Shared Funding Exemptive Order"); and

                  WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

                  WHEREAS, Fidelity management & Research Company (the "Adviser") is duly registered as an investment adviser under the federal Investment Advisers Act of 1940 and any applicable state securities law; and

                  WHEREAS, the Company has registered or will register certain variable life and variable annuity contracts under the 1033 Act; and

                  WHEREAS, each Account is duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company on the data shown for such Account on Schedule C hereto, to set aside and invest assets attributable to the aforesaid variable life and annuity contracts; and

                  WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act; and

                  WHEREAS, the Underwriter is registered as a broker dealer with the Securities 2nd Exchange Commission under the Securities Exchange Act of 1934, as amended, (hereinafter the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (hereinafter "NASD"); and

                  WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios on behalf of each Account to fund certain of the aforesaid variable life and variable annuity contracts and the Underwriter is authorized to sell such shares to unit investment trusts such as each Account at net asset value;

                  NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Underwriter agree as follows:

ARTICLE I.          Sale of Fund Shares

                  1.1. The Underwriter agrees to sell to the Company those shares of the Fund which each Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Fund. For purposes of this Section 1.1, the Company shall be the designee of the Fund for receipt of such orders from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such order by 9:30 a.m. Boston time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the Securities and Exchange Commission.

                  1.2. The Fund agrees to make its shares available indefinitely for purchase at the applicable net asset value per share by the Company and its Accounts on those days on which the Fund calculates its net asset value pursuant to rules of the Securities and Exchange Commission and the Fund shall use reasonable efforts to calculate such net asset value on each day which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board of Trustees of the Fund (hereinafter the "Trustees") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

                  1.3. The Fund and the Underwriter agree that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts. No shares of any Portfolio will be sold to the general public.

                  1.4. The Fund and the Underwriter will not sell Fund shares to any insurance company or separate account unless an agreement containing provisions substantially the same as Articles I, III, V, VII and Sections 2.5 and 2.12 of Article II of this agreement is in effect to govern such sales.

                  1.5. The Fund agrees to redeem for cash, on the Company's request, any full or fractional shares of the Fund held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption. For purposes of this Section 1.5, the Company shall be the designee of the Fund for receipt of requests for redemption from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such request for redemption on the next following Business Day.

                  1.6. The Company agrees to purchase and redeem the shares of each Portfolio offered by the then current prospectus of the Fund and in accordance with the provisions of such prospectus. The Company agrees that all net amounts available under the variable life and variable annuity contracts with the form number(s) which are listed on Schedule A attached hereto and incorporated herein by this reference, as such Schedule A may be amended from time to time hereafter by mutual written agreement of all the parties hereto, (the "Contracts") shall be invested in the Fund, in such other funds advised by the Adviser as may be mutually agreed to in writing by the parties hereto, or in the Company's general account, provided that such amounts may also be invested in an investment company other than the Fund if (a) such other investment company, or series thereof, has investment objectives or policies of all the Portfolios of the Fund; or (b) the Company gives the Fund and the Underwriter 45 days written notice of its intention to make such other investment company available as a funding vehicle for the Contracts; or (c) such other investment company was available as a funding vehicle for the Contracts prior to the date of this Agreement and the Company so informs the Fund and Underwriter prior to their signing this Agreement; or (d) the Fund or Underwriter consents to the use of such other investment company.

                  1.7. The Company shall pay for Fund shares on the next Business Day after an order to purchase Fund shares is made in accordance with the provisions of Section 1.1 hereof. Payment shall be in federal funds transmitted by wire. For purpose of Section 2.10 and 2.11, upon receipt by the Fund of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

                  1.8. Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Shares ordered from the Fund will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

                  1.9. The Fund shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Company of any income, dividends or capital gain distributions payable on the Fund's shares. The Company hereby elects to receive all such income dividends and capital gain distributions as re payable on the Portfolio shares in additional shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

                  1.10. The Fund shall make the net asset value per share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 7 p.m. Boston time.

                  ARTICLE II.  Representations and Warranties

                  2.1. The Company represents and warrants that the Contracts are or will be registered under the 1933 Act; that the Contracts will be issued and sold in compliance in all material respects with all applicable Federal and State laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under Section 38.2-3113 of the Virginia Insurance Code and has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

                  2.2. The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the State of Virginia and all applicable federal and state securities laws and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the Registration Statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if an to the extent deemed advisable by the Fund or the Underwriter.

                  2.3. The Fund represents that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue code of 1986, as amended, (the "Code") and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

                  2.4. The Company represents that the Contracts are currently treated as endowment, annuity or life insurance contracts, under applicable provisions of the Code and that it will make every effort to maintain such treatment and that it will notify the Fund and the Underwriter immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

                  2.5. The Fund currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise, although it may make such payments in the future. The Fund has adopted a "no fee" or "defensive" Rule 12b-1 Plan under which it makes no payments for distribution expenses. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, the Fund undertakes to have a board of trustees, a majority of whom are not interested persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distributions expenses.

                  2.6. The Fund makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states accept that the Fund represents that the Fund's investment policies, fees and expenses are and shall at all times remain in compliance with the laws of the State of Virginia and the Fund and the Underwriter represent that their respective operations are and shall at all times remain in material compliance with the laws of the State of Virginia to the extent required to perform this Agreement.

                  2.7. The Underwriter represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Underwriter further represents that it will sell and distribute the Fund shares in accordance with the laws of the State of Virginia and all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

                  2.8. The Fund represents that it is lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts and that it does and will comply in all material respects with the 1940 Act.

                  2.9. The Underwriter represents and warrants that the Adviser is and shall remain duly registered in all material respects under all applicable federal and state securities laws and that the Adviser shall perform its obligations for the Fund in compliance in all material respects with the laws of the State of Virginia and any applicable state and federal securities laws.

                  2.10. The Fund and Underwriter represent and warrant that all of their directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Section 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

                  2.11. The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund, in an amount not less than the minimal coverage as required currently by Section 270.17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

                  2.12. The Company represents and warrants that it will not purchase Fund shares with Account assets derived from the sale of Contracts to deferred compensation plans with respect to service for state and local governments which qualify under Section 457 of the federal Internal Revenue Code, as may be amended. The Company may purchase Fund shares with Account assets derived from any sale of a Contract to any other type of tax-advantaged employee benefit plan; provided however that such plan has no more than 500 employees who are eligible to participate at the time of the first such purchase hereunder by the Company of Fund shares derived from the sale of such Contract.

ARTICLE III.  Prospectuses and Proxy Statements;  Voting

                  3.1. The Underwriter shall provide the Company (at the Company's expense) with as many copies of the Fund's current prospectus as the Company may reasonably request. If requested by the Company in lieu thereof, the Fund shall provide such documentation (including a final copy of the new prospectus as set in type at the Fund's expense) and other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus for the Fund is amended) to have the prospectus for the Contracts and the Fund's prospectus printed together in one document (such printing to be at the Company's expense).

                  3.2. The Fund's prospectus shall state that the Statement of Additional information for the Fund is available from the Underwriter (or in the Fund's discretion, the Prospectus shall state that such Statement is available from the Fund), and the Underwriter (or the Fund), at its expense, shall print and provide such Statement free of charge to the Company and to any owner of a Contract or prospective owner who requests such Statement.

                  3.3. The Fund, at its expense, shall provide the Company with copies of its proxy material, reports to stockholders and other communications to stockholders in such quantity as the Company shall reasonably require for distributing to Contract owners.

                  3.4. If and to the extent required by law the Company
                       shall: (i) solicit voting instructions from Contract Owners; (ii) vote the Fund shares in accordance with instructions received from Contract owners; and (iii) vote Fund shares for which no instructions have been received in the same proportion as Fund shares of such portfolio for which instructions have been received: so long as and to the extent that the Securities and Exchange Commission continues to interpret the Investment Company Act to required pass-through voting privileges for variable contract owners. The Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in the Fund calculates voting privileges in a manner consistent with the standards set forth on Schedule B attached hereto and incorporated herein by this reference, which standards will also be provided to the other Participating Insurance Companies.

                  3.5. The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16 (a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the securities and Exchange Commission's interpretation of the requirements of Section 16(a) with respect to periodic elections of trustees and with whatever rules the commission may promulgate with respect thereto.

                  ARTICLE IV.  Sales Material and Information

                  4.1. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund or its investment adviser or the Underwriter is named, at least fifteen Business Days prior to its use. The Underwriter will use its best efforts to review materials within a shorter time period as the Company will have requested in a letter accompanying such material. No such material shall be used if the Fund or its designee object to such use within fifteen Business Days after receipt of such material.

                  4.2. The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee or by the Underwriter, except with the permission of the Fund or the Underwriter or the designee of either.
                  4.3. The Fund, Underwriter, or its designee shall furnish, or shall cause to be Furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company and/or its separate account(s), is named at least fifteen Business Days prior to its use. No such material shall be used if the Company or its designee object to such use within fifteen Business Days after receipt of such material.

                  4.4. The Fund and the Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

                  4.5. The fund will provide to the Company at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, contemporaneously with the filing of such document with the Securities and Exchange Commission or other regulatory authorities.

                  4.6. The Company will provide to the Fund at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the Contracts or each account, contemporaneously with the filing of such document with the Securities and Exchange Commission.

                  4.7. For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs for billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, Statements of Additional Information, shareholder reports, and proxy materials.

                  ARTICLE V.        Fees and Expenses

                  5.1. The Fund and Underwriter shall pay no fee or other compensation to the Company under this agreement, except that if the Fund or any Portfolio adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, then the Underwriter may make payments to the company or to the underwriter for the Contracts if and in amounts agreed to by the Underwriter in writing and such payments will be made out of existing fees otherwise payable to the Underwriter, past profits of the Underwriter or other resources available to the Underwriter. No such payments shall be made directly by the Fund. Currently, no such payments are contemplated.

                  5.2. All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund. The Fund shall see to it that all its shares are Registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, all taxes on the issuance or transfer of the Fund's shares.

                  5.3. The Company shall bear the expenses of printing and distributing the Fund's prospectus to owners of Contracts issued by the Company and of distributing the Fund's proxy materials and reports to such Contract owners.

                  ARTICLE VI.       Diversification

                  6.1. The Fund will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the Fund will at all times comply with
Section 817 (h) of the Code and Treasury Regulation $1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations.

                  ARTICLE VII.      Potential Conflicts

                  7.1. The Board of Trustees of the Fund (the "Board") will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority;
(b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

                  7.2. The Company will report any potential or existing conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever contract owner voting instructions are disregarded.

                  7.3. If it is determined by a majority of the Board, or a majority of its disinterested trustees, that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested trustees), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1), withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2), establishing a new registered management investment company or managed separate account.

                  7.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the Account's investment in the Fund and terminate this agreement; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of that six month period the Underwriter and Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares and the Fund.

                  7.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's investment in the Fund and terminate this Agreement within six months after the Board informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six month period, the Underwriter and Funds shall continue to accept and implement orders by the Company for the purchase and redemption) of shares of the Fund.

                  7.6. For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 7.3 to establish a new funding medium for the contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Fund and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination, provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested members of the Board.

                  7.7. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared funding Exemptive Order, then (a) the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.4, 3.5, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

                  ARTICLE VIII.  Indemnification

                  8.1.              Indemnification By The Company

                  8.1(a). The Company agrees to indemnify and hold harmless the Fund and each of its Trustees and officers and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act (collectively, the ("Indemnified parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

                          (i) arise out of or are based upon any untrue
                              statements or alleged untrue statements of any material fact contained in the Registration Statement or prospectus for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use in the Registration Statement or prospectus for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or
                              (ii) arise out of or a result of statements or representative (other than statements or representatives contained in the Registration Statement, prospectus or sales literature of the Fund not supplied by the Company, or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund Shares; or
                              (iii) arise out of any untrue statement
                              or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Company; or
                              (iv) arise as a result of any
                              failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or
                              (v) arise out of or result from any
                              material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof.

                 8.1(b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise by subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under Agreement or to the Fund, whichever is applicable.

                  8.1(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

                 8.1(d) The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund Shares or the Contracts or the operation of the Fund.

                 8.2. Indemnification by the Underwriter

                 8.2(a) The Underwriter agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section
8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

                       (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or prospectus or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter or Fund by or on behalf of the Company for use in the registration Statement or prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares: or (ii) arise out of or as a result of statements or representatives (other than statements or representations contained in the Registration Statement, prospectus or sales literature for the Contracts not supplied by the Underwriter or persons under its control) or wrongful conduct of the Fund, Adviser or Underwriter or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares: or (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registered Statement, or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund; or (iv) arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements specified in
                       Article VI of this Agreement); or (v) arise out of or result from any material breach of any representation and/or warranty made by the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter; as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof.

                  8.2(b) The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or each Account, whichever is applicable.

                  8.2(c) The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

                 8.2(d) The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of each Account.

                  8.3.  Indemnification By the Fund

                       8.3(a) The Fund agrees to indemnify and hold harmless the
                  Company, and each of its directors and officers and each person, if any, who controls the Company within the meaning of
                  Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements result from the gross negligence, bad faith or willful misconduct of the Trustees or any member thereof, are related to the operations of the Fund and:
                  (i) arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure to comply with the diversification requirements specified in
                  Article VI of this Agreement); or
                  (ii) arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund; as limited by and in accordance with the provisions of Sections

                       8.3(b) and 8.3(c) hereof
 .
                       8.3(b) The Fund shall not be liable under
                  this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise by subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to be Company, the Fund, the Underwriter or each Account, whichever is applicable.

                       8.3(c) The Fund shall not be liable under this
                  indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified
                  Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof.
                  The Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Fund to such party of the Fund's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
                       8.3(d) The Company and the Underwriter agree promptly to
                  notify the Fund of the commencement of any litigation or proceedings against it or any of its respective officers or directors in connection with this Agreement, the issuance or sale of the Contracts, with respect to the operation of either Account, or the sale or acquisition of shares of the Fund.

ARTICLE IX. Applicable Law

                  9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts.

                  9.2. This Agreement shall be subject to the provisions of the 1933, 1934, and 1940 acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Securities and Exchange commission may grant (including, but not limited to, the Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.
therewith.

                  ARTICLE X.        Termination

                  10.1 This Agreement shall terminate:
                  (a) at the option of any party upon one year advance written notice to the other parties; or
                  (b) at the option of the Company to the extent that shares of Portfolios are not reasonably available to meet the requirements of the Contracts as determined by the Company, provided however, that such termination shall apply only to the Portfolio(s) not reasonably available. Prompt notice of the election to terminate for such cause shall be furnished by the Company; or
                  (c) at the option of the Fund in the event that formal administrativeproceedings are instituted against the Company by the National Association of Securities Dealers, Inc. ("NASD"), the Securities and Exchange Commission, the Insurance Commissioner or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, with respect to the operation of any Account, or the purchase of the Fund shares, provided, however, that the Fund determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or
                  (d) at the option of the Company in the event that formal administrative proceedings are instituted against the Fund or Underwriter by the NASD, the Securities and Exchange Commission, or any state securities or insurance department or any other regulatory body, provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund or Underwriter to perform its obligations under this Agreement; or
                  (e) with respect to any Account, upon requisite vote of the Contract owners having an interest in such Account (or any subaccount) to substitute the shares of another investment company for the corresponding Portfolio shares of the Fund in accordance with the terms of the Contracts for which those Portfolio shares had been selected to serve as the underlying investment media. The Company will give 30 days' prior written notice to the Fund of the date of any proposed vote to replace the Fund's shares; or
                  (f) at the option of the Company, in the event any of the Fund's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or
                  (g) at the option of the Company, if the Fund ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that the Fund may fail to so qualify; or

                  (h) at the option of the Company, if the fund fails to meet the diversification requirements specified in Article VI hereof; or
                  (i) at the option of either the fund or the Underwriter, if
                  (1) the Fund or the Underwriter, respectively, shall determine, in their sole judgment reasonably exercised in good faith, that the Company has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse change or material adverse publicity will have a material adverse impact upon the business and operations of either the Fund or the Underwriter, (2) the Fund or the Underwriter shall notify the Company in writing of such determination and its intent to terminate this Agreement, and (3) after considering the actions taken by the Company and any other changes in circumstances since the giving of such notice, such determination of the Fund or the Underwriter shall continue to apply on the sixtieth (60th) day following the giving of such notice, which sixtieth day shall be the effective date of termination; or
                  (j) at the option of the, Company, if (1) the Company shall determine, in its sole judgment reasonably exercised in good faith, that either the Fund or the Underwriter has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse change or material adverse publicity will have a material adverse impact upon the business and operations of the Company, (2) the Company shall notify the Fund and the Underwriter in writing of such determination and its intent to terminate the Agreement, and (3) after considering the actions taken by the Fund and/or the Underwriter and any other charges in circumstances since the giving of such notice, such determination shall continue to apply on the sixtieth (60th) day following the giving of such notice, which sixtieth day shall be the effective date of termination; or
                  (k) at the option of either the Fund or the Underwriter, if the Company gives the Fund and the Underwriter the written notice specified in Section 1.6(b) hereof and at the time such notice was given there was no notice of termination outstanding under any other provision of this Agreement; provided, however any termination under this Section 10.1(k) shall be effective forty five (45) days after the notice specified in Section 1.6(b) was given.

                  10.2 It is understood and agreed that the right of any party hereto to terminate this Agreement pursuant to Section 10.1(a) may be exercised for any reason or for not reason.

                  10.3 Notice Requirement No termination of this Agreement shall
be effective unless and                      until the party terminating this
Agreement gives prior written notice to all other parties to this Agreement of its intent to terminate which notice shall set forth the basis for such termination. Furthermore, (a) In the event that any termination is based upon the provisions of Article VII, or the provision of Section 10.1(a), 10.1(i), 10.1(j) or 10.1(k) of this Agreement, such prior written notice shall be given in advance of the effective date of termination as required by such provisions; and (b) In the event that any termination is based upon the provisions of
Section 10.1(c) or 10.1(d) of this Agreement, such prior written notice shall be given at least ninety (90) days before the effective date of termination.

                  10.4 Effect of Termination. Notwithstanding any termination of
this Agreement, the Fund                      and the Underwriter shall at the
option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts or the Company, whichever shall have the legal authority to do so, shall be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.4 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.

                  10.5 The Company shall not redeem Fund shares attributable to the Contracts (as opposed to Fund shares attributable to the Company's assets held in either account) except (i) as necessary to implement Contract Owner initiated transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption"). Upon request, the Company will promptly furnish to the Fund and the Underwriter the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Fund and the Underwriter) to the effect that any redemption pursuant to clause
(ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract Owners from allocating payments to a Portfolio that was otherwise available under the Contracts without first giving the Fund or the Underwriter 90 days notice of its intention to do so.

ARTICLE XI.  Notices

                  Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

                  If to the Fund:
                  82 Devonshire Street
                  Boston, Massachusetts  02109
                  Attention:  Treasurer

                  If to the Company:

6610 West Broad Street, P. O. Box 27601
Richmond, Va.  23261
Attention:  William D. Baldwin, Senior Vice President

If to the Underwriter:
82 Devonshire Street
Boston, Massachusetts  02109
Attention:  Treasurer

    ARTICLE XII.      Miscellaneous

                  12.1 All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the Trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund.

                  12.2 Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and address and other confidential information until such time as it may come into the public domain without the express written consent of the affected party.

                  12.3 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise effect their construction or effect.

                  12.4 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

                  12.5 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

                  12.6 Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the Securities and Exchange Commission, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the California Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the variable life insurance operations of the Company are being conducted in a manner consistent with the California Variable Life Insurance Regulations and any other applicable law or regulations.

                  12.7 The Fund and Underwriter agree that to the extent any advisory or other fees received by the Fund, the Underwriter or the Adviser are determined to be unlawful in legal or administrative proceedings under the 1973 NAIC model variable life insurance regulation in the states of California, Colorado, Maryland or Michigan, the Underwriter shall indemnify and reimburse the Company for any out of pocket expenses and actual damages the Company has incurred as a result of any such proceeding;

                  provided however that the provisions of Section 8.2(b) of this and 8.2(c) shall apply to such indemnification and reimbursement obligation. Such indemnification and reimbursement obligation shall be in addition to any other indemnification and reimbursement obligations of the Fund and/or the Underwriter under this Agreement.

                  12.8 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

                            Company:
                            THE LIFE INSURANCE COMPANY OF VIRGINIA
                            By its authorized officer.

SEAL                        By:     William D. Baldwin
                            Title:  Senior Vice President
                            Date:   August 21, 1989

                            Fund:

                            VARIABLE INSURANCE PRODUCTS FUND II
                            By its authorized officer,

SEAL                        By:    J. Garry Burkhead
                            Title: Senior Vice President
                            Date:

                            FIDELITY DISTRIBUTORS CORPORATION
                            By its authorized officer,


SEAL                        By:    Roger
                            Title:
                            Date:

                                   Schedule A
                                    Contracts

                  Flexible Premium Variable Deferred Annuity Form P1098A  8/87

                  Flexible Premium Variable Life Policy Form P1097A  1/87

                  Flexible Premium Variable Life Insurance Form P1096A  1/87

                                   Schedule C
                                    Accounts


                  Name of Account   Date of Resolution of Company's Board which
                                    Established the Account

                  Life of Virginia Separate Account III February 10, 1987

                  Life of Virginia Separate Account II

                  Life of Virginia Separate Account 4  February 10, 1987

                            EXHIBIT (8) (g)

                        Participation Agreement

                       FUND PARTICIPATION AGREEMENT

                  This AGREEMENT is made this 2ND day of November,1994, by and between The Life Insurance Company of Virginia (the "Insurer"), a life insurance company domiciled in Virginia, on its behalf and on behalf of the segregated asset accounts of the Insurer listed on Exhibit A to this Agreement (the "Separate Accounts"); Insurance Management Series (the "Fund"), a Massachusetts business trust; and Federated Securities Corp. (the "Distributor"), a Pennsylvania corporation.
                           W I T N E S S E T H
                  WHEREAS, the Fund is registered with the Securities and Exchange Commission ("SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended ("1940 Act") and the Fund is authorized to issue separate classes of shares of beneficial interests ("shares"), each representing an interest in a separate portfolio of assets known as a "portfolio" and each portfolio has its own investment objective, policies, and limitations; and

                  WHEREAS, the Fund is available to offer shares of one or more of its portfolios to separate accounts of insurance companies that fund variable annuity contracts ("Variable Contracts") and to serve as an investment medium for Variable Contracts offered by insurance companies that have entered into participation agreements substantially similar to this agreement ("Participating Insurance Companies"), and the Fund will be made available in the future to offer shares of one or more of its portfolios to separate accounts of insurance companies that fund variable life insurance policies (at which time such policies would also be "Variable Contracts" hereunder), and

                  WHEREAS, the Fund is currently comprised of five separate portfolios, and other portfolios may be established in the future; and

                  WHEREAS, the Fund has obtained an order from the SEC dated December 29, 1993 (File No. 812-8620), granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the 1940 Act and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of life insurance companies that may or may not be affiliated with one another (hereinafter the "Shared Funding Exemptive Order"); and

                  WHEREAS,the Distributor is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended ("1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"); and

                  WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Insurer wishes to purchase shares of one or more of the Fund's portfolios on behalf of its Separate Accounts to serve as an investment medium for Variable Contracts funded by the Separate Accounts, and the Distributor is authorized to sell shares of the Fund's portfolios;

                  NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants hereinafter set forth, the parties hereby agree as follows:

ARTICLE I.  Sale of Fund Shares

    1.1 The Distributor agrees to sell to the Insurer those shares of the portfolios offered and made available by the fund and identified on Exhibit B ("Portfolios") that the Insurer orders on behalf of its Separate Accounts, and agrees to execute such orders on each day on which the Fund calculates its net asset value pursuant to rules of the SEC ("business day") at the net asset value next computed after receipt and acceptance by the Fund or its agent of the order for the shares of the Fund.

    1.2 The Fund agrees to make available on each business day shares of the Portfolios for purchase at the applicable net asset value per share by the Insurer on behalf of its Separate Accounts; provided, however, that they Board of Trustees of the Fund may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio, if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees, acting in good faith and in light of the Trustees' fiduciary duties under applicable law, necessary in the best interests of the shareholders any Portfolio.

    1.3 The Fund and the Distributor agree that shares of the Portfolios of the Fund will be sold only to Participating Insurance Companies, their separate accounts, and to the extent permitted by the Shared Funding Exemptive Order, other persons consistent with each Portfolio being adequately diversified pursuant to Section 817(h) of the Internal Revenue Code of 1986, as amended ("Code"), and the regulations thereunder. No shares of any Portfolio will be sold directly to the general public to the extent not permitted by applicable tax law.

    1.4 The Fund and the Distributor will not sell shares of the Portfolios to any insurance company or separate account unless an agreement containing provisions substantially the same as the provisions in Article IV of this Agreement is in effect to govern such sales.

    1.5 Upon receipt of a request for redemption in proper form from the Insurer, the Fund agrees to redeem any full or fractional shares of the Portfolios held by the Insurer, ordinarily executing such requests on each business day at the net asset value next computed after receipt and acceptance by the Fund or its agent of the request for redemption, except that the Fund reserves the right to suspend the right of redemption, consistent with Section 22(e) of the 1940 Act and any rules thereunder. Such redemption shall be paid consistent with applicable rules of the Sec and procedures and policies of the Fund as described in the current prospectus.

    1.6 For the purposes of Sections 1.2 and 1.5, the Insurer shall be the agent of the Fund for the limited purpose of receiving and accepting purchase and redemption orders from each Separate Account and receipt of such orders by 4:00 p.m. Eastern time by the Insurer shall be deemed to be receipt by the Fund for purposes of Rule 22c-1 of the 1940 Act; provided that the Fund receives notice of such orders on the next following business day prior to 4:00 p.m. Eastern time on such day, although the Insurer will use its best efforts to provide such notice by 12:00 noon Eastern time.

    1.7 The Insurer agrees to purchase and redeem the shares of each Portfolio in accordance with the provisions of the current prospectus for the Fund.

    1.8 The Insurer shall pay for shares of the Portfolio on the next business day after it places an order to purchase shares of the Portfolio. Payment shall be in federal funds transmitted by wire.

    1.9 Issuance and transfer of shares of the Portfolios will be by book entry only unless otherwise agreed by the Fund. Stock certificates will not be issued to the Insurer or the Separate Accounts unless otherwise agreed by the Fund. Shares ordered from the Fund will be recorded in an appropriate title for the Separate Accounts or the appropriate subaccounts of the Separate Accounts.

    1.10 The Fund shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Insurer of any income dividends or capital gain distributions payable on the shares of the Portfolios. The Insurer hereby elects to reinvest in the Portfolio's shares and to receive such dividend and distributions in additional shares of that Portfolio. The Insurer reserves the right to revoke this election in writing and to receive all such dividends and distributions in cash. The Fund shall notify the Insurer of the number of shares so issued as payment of such dividends and distributions.

    1.11 The Fund shall instruct its recordkeeping agent to advise the Insurer on each business day of the net asset value per share for each Portfolio as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 7:00 p.m. Eastern time.

ARTICLE II.   Representations and Warranties

    2.1 The Insurer represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it is taxed as an insurance company under Subchapter L of the Code.

    2.2 The Insurer represents and warrants that it has legally and validly established each of the Separate Accounts as a segregated asset account under the Virginia Insurance Code, and that each of the Separate Accounts is a validly existing segregated asset account under applicable federal and state law.

    2.3 The Insurer represents and warrants that the Variable Contracts issued by the Insurer or interests in the Separate Accounts under such Variable contracts (1) are or, prior to issuance, will be registered as securities under the Securities Act of 1933 ("1933 Act") or, alternatively, (2) are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act.

    2.4 The Insurer represents and warrants that each of the Separate Accounts
(1) has been registered as a unit investment trust in accordance with the provisions of the 1940 Act or, alternatively, (2) has not been registered in proper reliance upon an exclusion from registration under the 1940 Act.

    2.5 The Insurer represents that it believes, in good faith, that the Variable Contracts issued by the Insurer are currently treated as annuity contracts or life insurance policies (which may include modified endowment contracts), whichever is appropriate, under applicable provisions of the Code.
2.6 The Fund represents and warrants that it is duly organized as a business trust under the laws of the Commonwealth of Massachusetts, and is in good standing under applicable law.

    2.7 The Fund represents and warrants that the shares of the Portfolios are duly authorized for issuance in accordance with applicable law and that the fund is registered as an open-end management investment company under the 1940 Act.

    2.8 The Fund represents that it believes, in good faith, that the Portfolios currently comply with the diversification provisions of Section 817(h) of the Code and the regulations issued thereunder relating to the diversification requirements for variable life insurance policies and variable annuity contracts.

    2.9 The Distributor represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with SEC.

ARTICLE III.   General Duties

    3.1 The Fund shall take all such actions as are necessary to permit the sale of the shares of each Portfolio to the Separate Accounts, including maintaining its registration as an investment company under the 1940 Act, and registering the shares of the Portfolios sold to the Separate Accounts under the 1933 Act for so long as required by applicable law. The Fund shall amend its Registration Statement filed with the SEC under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of the shares of the Portfolios. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states to the extent deemed necessary by the Fund or the Distributor.

    3.2 The Fund shall make every effort to maintain qualification of each Portfolio as a Regulated Investment Company under Subchapter M of the Code (or any successor or similar provision) and shall notify the Insurer immediately upon having a reasonable basis for believing that a Portfolio has ceased to so qualify or that it might not so qualify in the future.

    3.3 The Fund shall make every effort to enable each Portfolio to comply with the diversification provisions of Section 817(h) of the Code and the regulations issued thereunder relating to the diversification requirements for variable life insurance policies and variable annuity contracts and any prospective amendments or other modifications to Section 817 or regulations thereunder, and shall notify the Insurer immediately upon having a reasonable basis for believing that any Portfolio has ceased to comply.

    3.4 The Insurer shall take all such actions as are necessary under applicable federal and state law to permit the sale of the Variable Contracts issued by the Insurer, including registering each Separate Account as an investment company to the extent required under the 1940 Act, and registering the Variable Contracts or interests in the Separate Accounts under the Variable Contracts to the extent required under the 1933 Act, and obtaining all necessary approvals to offer the Variable Contracts from state insurance commissioners

    3.5 The Insurer shall make every effort to maintain the treatment of the Variable Contracts issued by the Insurer as annuity contracts or life insurance policies, whichever is appropriate, under applicable provisions of the code, and shall notify the Fund and the Distributor immediately upon having a reasonable basis for believing that such Variable Contracts have ceased to be so treated or that they might not be so treated in the future.

    3.6 The Insurer shall offer and sell the Variable Contracts issued by the Insurer in accordance with applicable provisions of the 1933 Act, the 1934 Act, the 1940 Act, the NASD Rules of Fair Practice, and state law respecting the offering of variable life insurance policies and variable annuity contracts.

    3.7 The Distributor shall sell and distribute the shares of the Portfolios of the Fund in accordance with the applicable provisions of the 1933 Act, the 1934 Act, the 1940 Act, the NASD Rules of Fair Practice, and state law.

    3.8 During such time as the Fund engages in Mixed Funding or Shared Funding, a majority of the Board of Trustees of the Fund shall consist of persons who are not "interested persons" of the Fund ("disinterested Trustees"), as defined by Sections 2(a)(19) of the 1940 Act and the rules thereunder, and as modified by any applicable orders of the SEC, except that if this provision of this Section
3.8 is not met by reason of the death, disqualification, or bona fide resignation of any Trustee or Trustees, then the operation of this provision shall be suspended (a) for a period of 45 days if the vacancy or vacancies may be filled by the fund's Board; (b) for a period of 60 days if a vote of shareholders is required to fill the vacancy or vacancies; or (c) for such longer period as the SEC may prescribe by order upon application.

    3.9 The Insurer and its agents will not in any way recommend any proposal or oppose or interfere with any proposal submitted by the Fund at a meeting of owners of Variable Contracts or shareholders of the Fund, and will in no way recommend, oppose, or interfere with the solicitation of proxies for fund shares held by Contact Owners, without the prior written consent of the Fund, which consent may be withheld in the Fund's sole discretion.

    3.10 Each party hereto shall cooperate with each other party and all appropriate governmental authorities having jurisdiction (including without limitation, the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

    3.11 The Insurer shall have the right, at all reasonable times, to inspect, audit and copy all records of the Fund and/or the Distributor that pertain to the Fund's or the Distributors performance of its obligations under this Agreement.

ARTICLE IV.   Potential Conflicts

    4.1 During such time as the Fund engages in Mixed Funding or Shared Funding , the parties hereto shall comply with the conditions in this Article IV.

    4.2 The fund's Board of Trustees shall monitor the Fund for the existence of any material irreconcilable conflict (1) between the interests of owners of variable annuity contracts and variable life insurance policies, and (2) between the interests of owners of Variable Contracts ("Variable Contract Owners") issued by different Participating Life Insurance Companies that invest in the fund. A material irreconcilable conflict may arise for a variety of reasons, including; (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio of the Fund are being managed; (e) a difference in voting instructions given by variable annuity and variable life insurance contract owners; or (f) a decision by a Participating Insurance company to disregard the voting instructions of Variable Contract Owners.

    4.3 The Insurer agrees that it shall report any potential or existing conflicts of which it is aware to the Fund's Board of Trustees. The Insurer will be responsible for assisting the Board of Trustees of the Fund in carrying out its responsibilities under the Mixed and Shared Funding Exemptive Order, or, if the Fund is engaged in Mixed Funding or Shared Funding in reliance on Rule 6e-3(T), or any other regulation under the 1940 Act, the Insurer will be responsible for assisting the Board of Trustees of the Fund in carrying out its responsibilities under such regulation, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Insurer to inform the Board whenever Variable Contract Owner voting instructions are disregarded. The Insurer shall carry out its responsibility under this Section 4.3 with a view only to the interests of the Variable Contract Owners.

    4.4 The Insurer agrees that in the event that it is determined by a majority of the Board of Trustees of the Fund or a majority of the Fund's disinterested Trustees that a material irreconcilable conflict exists, the Insurer shall, at its expenses and to the extent reasonable practicable (as determined by a majority of the disinterested Trustees of the Board of the fund), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the Separate Accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including another portfolio of the Fund, or submitting the question as to whether such segregation should be implemented to a vote of all affected Variable Contract Owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners or life insurance contract owners of contracts issued by one or more Participating Insurance Companies), that votes in favor of such segregation, or offering to the affected Variable contract Owners the option of making such a change; and
(2) establishing a new registered management investment company or managed separate account. If a material irreconcilable conflict arises because of the Insurer's decision to disregard Variable Contract Owners' voting instructions and that decision represents a minority position or would preclude a majority vote, the Insurer shall be required, at the Fund's election, to withdraw the Separate Accounts' investment in the Fund, provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees, and no charge or penalty will be imposed as a result of such withdrawal. These responsibilities shall be carried out with a view only to the interests of the Variable Contract Owners. A majority of the disinterested Trustees of the Fund shall determine whether or not any proposed action adequately remedies any material irreconcilable conflict, but in no event will the Fund or its investment adviser or the Distributor be required to establish a new funding medium for any Variable Contract. The Insurer shall not be required by this Section 4.4 to establish a new funding medium for any Variable Contract if any offer to do so has been declined by vote of a majority of Variable Contract Owners materially adversely affected by the material irreconcilable conflict.

    4.5 The Insurer, at least annually, shall submit to the Fund's Board of Trustees such reports, materials, or data as the Board reasonably may request so that the Trustees of the fund may fully carry out the obligations imposed upon the board by the conditions contained in the application for the Mixed and Shared Funding Exemptive Order and said reports, materials, and data shall be submitted more frequently if deemed appropriate by the Board.

    4.6 All reports of potential or existing conflicts received by the Fund's Board of Trustees, and all Board action with regard to determining the existence of a conflict, notifying Participating Insurance Companies of a conflict, and determining whether any proposed action adequately remedies a conflict, shall be properly recorded in the minutes of the Board of Trustees of the Fund or other appropriate records, and such minutes or other records shall be made available to the SEC upon request.

    4.7 The Board of Trustees of the Fund shall promptly notify the Insurer in writing of its determination of the existence of an irreconcilable material conflict and its implications.

ARTICLE V.   Prospectuses and Proxy Statements; Voting

    5.1 The Insurer shall distribute such prospectuses, proxy statements and periodic reports of the Fund to the owners of Variable Contracts issued by the Insurer as required to be distributed to such Variable Contract Owners under applicable federal or state law. All mailing costs incurred as a result of Insurer's actions under this Section 5.1 shall be borne by the Insurer.

    5.2 The Distributor shall provide the Insurer with as many copies of the current prospectus of the Fund as the Insurer may reasonably request. If requested by the Insurer in lieu thereof, the Fund shall provide such documentation (including a final copy of the Fund's prospectus as set in type or in camera-ready copy) and other assistance as is reasonable necessary in order for the Insurer to either print a stand-alone document or print together in one document the current prospectus for the Variable Contracts issued by the Insurer and the current prospectus for the Fund, or a document combining the fund prospectus with prospectuses of other funds in which the Variable Contracts may be invested. The fund shall bear the expense of printing copies of its current prospectus that will be distributed to existing Variable Contract Owners. The Insurer shall bear all mailing expenses, and the Fund or Distributor shall bear all printing expenses, incurred in connection with actions taken under this
Section 5.2.

    5.3 The Fund and the Distributor shall provide, at the Fund's expense,such copies of the fund's current Statement of Additional Information ("SAI") as may reasonably be requested, to the Insurer and to any owner of a Variable Contract issued by the Insurer who requests such SAI.

    5.4 The Fund, at its expense, shall provide the Insurer with copies of its proxy materials, periodic reports to shareholders, and other communications to shareholders in such quantity as the Insurer shall reasonably require for purposes of distributing to owners of Variable Contracts issued by the Insurer. The Fund shall provide the Insurer with copies of its periodic reports to shareholders and other communications to shareholders in such quantity as the Insurer shall reasonably request for use in connection with offering the Variable Contracts issued by the Insurer. If requested by the Insurer in lieu thereof, the Fund shall provide such documentation (including a final copy of the Fund's proxy materials, periodic reports to shareholders, and other communications to shareholders, as set in type or in camera-ready copy) and other assistance as reasonably necessary in order for the Insurer to print such shareholder communications for distribution to owners of Variable Contracts issued by the Insurer. The Insurer shall bear all mailing expenses, and the fund or Distributor shall bear all printing expenses, incurred in connection with actions taking under this Section 5.4

    5.5 For so long as the SEC interprets the 1940 ACT to require pass-through voting by Participating Insurance Companies whose Separate Accounts are registered as investment companies under the 1940 ACT, the Insurer shall vote shares of each Portfolio of the Fund held in a Separate Account or a subaccount thereof, whether or not registered under the 1940 ACT, at regular and special meetings of the Fund in accordance with instructions timely received by the Insurer (or its designated agent) from owners of Variable Contracts funded by such Separate Account or subaccount thereof having a voting interest in the Portfolio. The Insurer shall vote shares of a Portfolio of the Fund held in a Separate Account or a subaccount thereof that are attributable to the Variable Contracts as to which no timely instructions are received, as well as shares held in such Separate Account or subaccount thereof that are not attributable to the Variable Contracts and owned beneficially by the Insurer (resulting from charges against the Variable Contracts or otherwise), in the same proportion as the votes cast by owners of Variable Contracts funded by that Separate Account or subaccount thereof having a voting interest in the Portfolio from whom instructions have been timely received. The Insurer shall vote shares of each Portfolio of the Fund held in its general account, if any, in the same proportion as the votes cast with respect to shares of the Portfolio held in all Separate Accounts of the Insurer or subaccounts thereof, in the aggregate.

    5.6 During such time as the Fund engages in Mixed Funding or Shared Funding, the Fund shall disclose in its prospectus that (1) the Fund is intended to be a funding vehicle for variable annuity and variable life insurance contracts offered by various insurance companies, (2) material irreconcilable conflicts possibly may arise, and (3) the Board of Trustees of the Fund will monitor events in order to identify the existence of any material irreconcilable conflicts and to determine what action, if any, should be taken in response to any such conflict. The fund hereby notifies the Insurer that prospectus disclosure may be appropriate regarding potential risks of offering shares of the Fund to separate accounts funding both variable annuity contracts and variable life insurance policies and to separate accounts funding Variable Contracts of unaffiliated life insurance companies.

ARTICLE VI.   Sales Material and Information

    6.1 The Insurer shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund (or any Portfolio thereof) or its investment adviser or the Distributor is named at least 15 days prior to the anticipated use of such material, and no such sales literature or other promotional material shall be used unless the Fund and the Distributor or the designee of either approve the material or do not respond with comments on the material within 10 days from receipt of the material.

    6.2 The Insurer agrees that neither it nor any of its affiliates or agents shall give any information or make any representations or statements on behalf of the Fund or concerning the Fund other than the information or representations contained in the Registration Statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee and by the Distributor or its designee, except with the permission of the Fund or its designee and the Distributor or its designee.

    6.3 The Fund or the Distributor or the designee of either shall furnish to the Insurer or its designee, each piece of sales literature or other promotional material in which the Insurer or its Separate Accounts are named at least 15 days prior to the anticipated use of such material, and no such material shall be used unless the Insurer or its designee approves the material or does not respond with comments on the material within 10 days from receipt of the material.

    6.4 The Fund and the Distributor agree that each and the affiliates and agents of each shall not give any information or make any representations on behalf of the Insurer or concerning the Insurer, the Separate Accounts, or the Variable Contracts issued by the Insurer, other than the information or representations contained in a registration statement or prospectus for such Variable Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports for the Separate Accounts or prepared for distribution to owners to such Variable Contracts, or in sales literature or other promotional material approved by the Insurer or its designee, except with the permission of the Insurer.

    6.5 The Fund will provide to the Insurer at least one complete copy of the Mixed and Shared Funding Exemptive Application and any amendments thereto, all prospectuses, Statements of Additional Information, reports, proxy statements and other voting solicitation materials, and all amendments and supplements to any of the above, that relate to the Fund or its shares, promptly after the filing of such documents with the SEC or other regulatory authorities.

    6.6 The Insurer will provide to the Fund all prospectuses (which shall include an offering memorandum if the Variable Contracts issued by the Insurer or interests therein are not registered under the 1933 Act), Statements of Additional Information, reports, solicitations for voting instructions relating to the Fund, and all amendments or supplements to any of the above that relate to the Variable Contracts issued by the Insurer or the Separate Accounts which utilize the fund as an underlying investment medium, promptly after the filing of such document with the SEC or other regulatory authority.

    6.7 For the purposes of this Article VI, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, motion pictures, computerized media, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts or any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made general available to some or all agents or employees.

ARTICLE VII.   Indemnification
    7.1   Indemnification by the Insurer
          7.1(a) The Insurer agrees to indemnify and hold harmless the Fund, each of its Trustees and officers, any affiliated person of the Fund within the meaning of Section 2(a)(3) of the 1940 Act, and the Distributor (collectively, the "Indemnified Parties" for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Insurer) or litigation expenses (including legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or litigation expenses are related to the sale or acquisition of the Fund's shares or the Variable Contracts issued by the Insurer and:

              (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus (which shall include an offering memorandum) for the Variable Contracts issued by the Insurer or sales literature for such Variable Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Insurer by or on behalf of the Fund for use in the registration statement or prospectus for the Variable Contracts issued by the Insurer or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of such Variable Contracts or Fund shares; or

              (ii) arise out of or as a result of any statement or representation (other than statements or representations contained in the registration statement, prospectus or sales literature of the Fund not supplied by the Insurer or persons under its control) or wrongful conduct of the Insurer or any of its affiliates, employees or agents with respect to the sale or distribution of the Variable Contract issued by the Insurer or the Fund shares; or

              (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund by or on behalf the Insurer; or

              (iv) arise out of or result from any material breach of any representation and/or warranty made by the Insurer in this Agreement or arise out of or result from any other material breach of this Agreement by the Insurer;except to the extent provided in Sections 7.1(b) and 7.1(c) hereof.

              7.1(b) The Insurer shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation expenses to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Indemnified Party's duties or by reason of the Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Fund.

              7.1(c) The Insurer shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Party shall have notified the Insurer in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Party shall have received notice of such service on any designated agent), but failure to notify the Insurer of any such claim shall not relieve the Insurer from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Insurer shall be entitled to participate, at its own expense, in the defense of such action. The Insurer also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Insurer to such party of the Insurer's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Insurer will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

              7.1(d) The Indemnified Parties shall promptly notify the Insurer of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Variable Contracts issued by the Insurer or the operation of the Fund.

              7.2 Indemnification By the Distributor
              7.2(a) The Distributor agrees to indemnify and hold harmless the Insurer, its affiliated principal underwriter of the Variable Contracts, and each of their directors and officers and any affiliated person of the Insurer within the meaning of Section 2(a)(3) of the 1940 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor) or litigation expenses (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or litigation expenses are related to the sale or acquisition of the Fund's shares or the Variable Contracts issued by the Insurer and:

              (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Distributor or the Fund or the designee or either by or on behalf of Insurer for use in the registration statement or prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in the registration statement or prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Contracts issued by the Insurer or Fund shares; or

              (ii) arise out of or as a result of any statement or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Variable Contracts not supplied by the Distributor or any employees or agents thereof) or wrongful conduct of the Fund or Distributor, or the affiliates, employees, or agents of the Fund or the Distributor with respect to the sale or distribution of the Variable Contracts issued by the Insurer or Fund shares; or

              (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Variable Contracts issued by the Insurer, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Insurer by or on behalf of the Fund; or


              (iv) arise out of or result from any material breach of any representation and/or warranty made by Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Distributor;except to the extent provided in Sections 7.2(b) and 7.2(c) hereof.

              7.2(b) The Distributor shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation expenses to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Indemnified Party's duties or by reason of the Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Insurer or the Separate Accounts.

             7.2(c) The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified party (or after such Party shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Distributor will be entitled to participate, at its own expense, in the defense thereof. The Distributor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Distributor to such party of the Distributor's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Distributor will not be liable to such party under this Agreement for any legal or other expense subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

              7.2(d) The Insurer shall promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Variable Contracts issued by the Insurer or the operation of the Separate Accounts.

             7.3  Indemnification by the Fund

                          7.3(a) The fund agrees to indemnify and hold harmless
the Insurer, its affiliated principal underwriter of the Variable Contracts, and each of their directors and officers and any affiliated person of the Insurer within the meaning of Section 2(a)(3) of the 1940 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation expenses (including legal and other expenses) to which the Indemnified Parties may become subject under any statue or regulation, at common law or otherwise, insofar as such losses, claims damages, liabilities or litigation expenses are related to the sale or acquisition of the Fund's shares or the Variable Contracts issued by the Insurer and:
(i) arise out of or are based upon any untruee statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Distributor or the Fund or the designee of either by or on behalf of the Insurer for use in the registration statement or prospectus for the fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Contracts issued by the Insurer or Fund shares; or

              (ii) arise out of or as a result of any statement or representation (other than statements or representations contained in registration statement prospectus or sales literature for the Variable Contracts not supplied by the Distributor or any employees or agents thereof) or wrongful conduct of the Fund, or the affiliates, employees, or agents of the Fund, with respect to the sale or distribution of the Variable Contracts issued by the Insurer or Fund shares; or

              (iii) arise out any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus or sales literature covering the Variable Contracts issued by the Insurer, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Insurer by or on behalf of the Fund; or

              (iv) arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund:except to the extent provided in Sections 7.3(b) and 7.3(c) hereof.



              7.3(b) The Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation expenses to which an Indemnified Party would otherwise by subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of Indemnified Party's duties or by reason of the Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Insurer or the Separate Accounts.

              7.3(c) The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Party shall have received notice of such service on any designated agent), but failure to notify the fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the fund to such party of the Fund's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

              7.3(d) The Insurer shall promptly notify the Fund of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Variable Contracts issued by the Insurer or the sale of the Fund's shares.

ARTICLE VIII.    Applicable Law

      8.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Pennsylvania.

      8.2 This Agreement shall be subject to the provisions of the 1933, 1934, and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Mixed and Shared Funding Exemptive Order), and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE I.     Termination

      9.1 This Agreement shall terminate:

              (a) at the option of any party upon 180 days advance written notice to the other parties; or

              (b) at the option of the Insurer is shares of the Portfolios are not reasonably available to meet the requirements of the Variable Contracts issued by the Insurer, as determined by the Insurer, and upon prompt notice by the Insurer to the other parties; or

              (c) at the option of the Fund or the Distributor upon institution of formal proceedings against the Insurer or its agent by the NASD, the SEC, or any state securities or insurance department or any other regulatory body regarding the Insurer's duties under this Agreement or related to the sale of the Variable Contracts issued by the Insurer, the operation of the Separate Accounts, or the purchase of the Fund shares; or

             (d) at the option of the Insurer upon institution of formal proceedings against the fund or the Distributor by the NASD, the SEC, or any state securities or insurance department or any other regulatory body; or

              (e) upon requisite vote of the Variable Contract Owners having an interest in the Separate Accounts (or any subaccounts thereof) to substitute the shares of another investment company for the corresponding shares of the Fund or a Portfolio in accordance with the terms of the Variable Contracts for which those shares had been selected or serve as the underlying investment media; or

              (f) in the event any of the shares of a Portfolio are not registered, issued or sold in accordance with applicable state and/or federal law, or such law precludes the use of such shares as the underlying investment media of the Variable Contracts issued or to be issued by the Insurer; or

             (g) by any party to the Agreement upon a determination by a majority of the Trustees of the Fund, or a majority of its disinterested Trustees, that an irreconcilable conflict, as described in Article IV hereof, exists; or

              (h) at the option of the Insurer if the Fund or a Portfolio fails to meet the requirements under Subchapter M of the code for qualification as a Regulated Investment Company specified in Section 3.2 hereof or the diversification requirements in Section 3.3 hereof.

      9.2 Each party to this Agreement shall promptly notify the other parties to the Agreement of the institution against such party of any such formal proceedings as described in Sections 9.1(c) and (d) hereof. The Insurer shall give 60 days prior written notice to the Fund of the date of any proposed vote of Variable Contract Owners to replace the Fund's shares as described in Section 9.(e) hereof.

      9.3 Except as necessary to implement Variable Contract Owner initiated transactions, or as required by state insurance laws or regulations, the Insurer shall not redeem Fund shares attributable to the Variable Contracts issued by the Insurer (as opposed to Fund shares attributable to the Insurer's assets held in the Separate Accounts), and the Insurer shall not prevent Variable Contract Owners from allocating payments to a Portfolio, until 60 days after the Insurer shall have notified the Fund or Distributor of its intention to do so.

      9.4 Notwithstanding any termination of this Agreement, the Fund and the distributor shall at the option of the Insurer continue to make available additional shares of the fund pursuant to the terms and conditions of this Agreement for all Variable Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, based upon instructions from the owners of the Existing Contracts, the Separate Accounts shall be permitted to reallocate investments in the Portfolios of the Fund and redeem investments in the Portfolios, and shall be permitted to invest in the Portfolios in the event that owners of the Existing Contracts make additional purchase payments under the Existing Contracts. If this Agreement terminates, the parties agree that Sections 3.10, 7.1, 7.2, 7.3, 8.1, and 8.2, and, to the extent that all or a portion of the assets of the Separate Accounts continue to be invested in the Fund or any Portfolio of the Fund, Articles I, II, and IV and Sections 5.5 and
5.6 will remain in effect after termination.

ARTICLE X.   Notices

      Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

      If to the Fund:
            Insurance Management Series
            Federated Investors Tower
            1001 Liberty Avenue
            Pittsburgh, Pennsylvania 15222-3779
            Attn:  John W. McGonigle

      If to the Distributor:

            Federated Securities Corp.
            Federated Investors Tower
            1001 Liberty Avenue
            Pittsburgh, Pennsylvania 15222-3779
            Attn: John W. McGonigle





      If to the Insurer:

            The Life Insurance Company of Virginia
            6610 West Broad Street
            P. O. Box 27601
            Richmond, Virginia 23261
            Attn:  John J. Palmer

ARTICLE XI:   Miscellaneous



      11.1 The Fund and the Insurer agree that if and to the extent Rule 6e-2 or Rule 6e-3(T) under the 1940 Act is amended or if Rule 6e-3 is adopted in final form, to the extent applicable, the Fund and the Insurer shall each take such steps as may be necessary to comply with the Rule as amended or adopted in final form.

      11.2 A copy of the Fund's Agreement and Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts and notice is hereby given that any agreements that are executed on behalf of the Fund by any Trustee or officer of the Fund are executed in his or here capacity as Trustee or officer and not individually. The obligations of this Agreement shall only be binding upon the assets and property of the Fund and shall not be binding upon any Trustee, officer or shareholder of the Fund Individually.

      11.3 Nothing in this Agreement shall impede the Fund's Trustees or shareholders of the shares of the Fund's Portfolios from exercising any of the rights provided to such Trustees or shareholders in the Fund's Agreement and Declaration of Trust, as amended, a copy of which will be provided to the Insurer upon request.

      11.4 Administrative services to Variable Contract Owners shall be the responsibility of Insurer. Insurer, on behalf of its separate accounts will be the sole shareholder of record of Fund shares. Fund and Distributor recognize that they will derive a substantial savings in administrative expense by virtue of having a sole shareholder rather than multiple shareholders. In consideration of the administrative savings resulting from having a sole shareholder rather than multiple shareholders, Distributor agrees to pay to Insurer an amount computed at an annual rate of.25 of 1% of the average daily net asset value of shares held in subaccounts for which Insurer provides administration services. Distributor's payments to Insurer are for administrative services only and do not constitute payment in any manner for investment advisory services.

      11.5 It is understood that the name "Federated" or any derivative thereof or logo associated with that name is the valuable property of the Distributor and its affiliates, and that the Insurer has the right to use such name (or derivative or logo) only so long as this Agreement is in effect. Upon termination of this Agreement the Insurer shall forthwith cease to use such name (or derivative or logo).



      11.6 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise their construction or effect.

      11.7 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

      11.8 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

      11.9 This Agreement may not be assigned by any party to the Agreement Except with the written consent of the other parties to the Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



                                       INSURANCE MANAGEMENT
                                       SERIES


ATTEST:                                BY:
       ---------------------              -----------------------
Name:  S. Elliott Cohan                Name:  John W. McGonigle
       ---------------------                ---------------------
Title: Assistant Secretary             Title: Vice President
       ----------------------                ---------------------
                           FEDERATED SECURITIES CORP.


ATTEST:                                BY:
        ----------------------               ---------------------
  Name:   S. Elliott Cohan               Name: John W. McGonigle
        ----------------------               ----------------------
 Title:  Secretary                      Title: Vice President
        ----------------------               ---------------



                           THE LIFE INSURANCE COMPANY
                                   OF VIRGINIA



ATTEST:                                BY:
       --------------------               ---------------------
Name:    Margaret H. Doyle             Name: Thomas Barefield
       --------------------               ---------------------
Title:   Executive Assistant           Title:Sr. Vice President
       ---------------------              ---------------------

                              Exhibit A



    Life of Virginia Separate Account II

    Life of Virginia Separate Account III

    Life of Virginia Separate Account 4

                              EXHIBIT B


     Fund Name                                          Date

     Utility Fund                                 November 2, 1994

     Corporate Bond Fund                          November 2, 1994

                                  EXHIBIT 1A(5)

                         Policy Form, Commonwealth Three

                            FLEXIBLE PREMIUM VARIABLE
                              THE INSURANCE POLICY
------------------------------------------------------------------------------




* Life insurance proceeds payable at the insured's death prior to the maturity date.
* Adjustable death benefit
* Flexible premiums payable for the insured's life until maturity date * Some benefits reflect investment results * No dividends

LIFE OF
VIRGINIA

To the Policyowner:
Please read your policy carefully. This policy is a legal contract between you and the company. You, the owner, have rights and benefits described in this policy. We will pay the cash value, if any, to you on the maturity date if the insured is living on that date. The insured is named below. The beneficiary is as named in the attached application, unless later changed. We will pay the life insurance proceeds on this policy when we receive due proof that the insured died while this policy was in effect.

This is a Flexible Premium Variable Life Insurance Policy. You may increase or decrease the specified amount. We will allocate net premiums to the Separate Account named in the policy data pages.

THIS POLICY'S CASH VALUE IN THE SEPARATE ACCOUNT IS BASED ON THE INVESTMENT EXPERIENCE OF THAT ACCOUNT, AND MAY INCREASE OR DECREASE DAILY. IT IS NOT GUARANTEED AS TO DOLLAR AMOUNT. THE AMOUNT OF DEATH BENEFIT OR THE DURATION OF THE DEATH BENEFIT MAY VARY UNDER THE CONDITIONS DESCRIBED ON PAGES 6, 9 AND 10. THE MAXIMUM LOAN VALUE IS NINETY PERCENT OF THE SURRENDER VALUE.

Refund Privilege. You may return this policy to our home office or to our agency within 10 days after its delivery for a refund. If authorized by state law, the amount of the refund will equal the sum of all charges deducted from premiums paid, plus the net premiums allocated to the Separate Account adjusted by investment gains and losses. Otherwise the amount of the refund will equal the gross premiums paid.

                   For The Life Insurance Company of Virginia
Daniel T. Cox                                             Paul E. Rutledge III
 CHAIRMAN                                                      PRESIDENT

--------------------------------------------------------------------------------
                               THE LIFE INSURANCE
                              COMPANY OF VIRGINIA
                  6610 West Broad Street, Richmond, Va. 23230
                                FORM P1096A 1/87
--------------------------------------------------------------------------------

OWNER  THE INSURED

INSURED JOHN DOE                    MALE 35  AGE NEAREST BIRTHDAY


POLICY NUMBER T00000001             STANDARD  RATING CLASS

POLICY DATE  APRIL 1, 1992          APRIL 1, 2052  MATURITY DATE

                                    MONTHLY ANNIVERSARY DAY    1

PLAN  FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE

$100,000          INSURED'S SPECIFIED AMOUNT INCLUDING THE CASH VALUE


POLICY DATA

SCHEDULE OF BENEFITS                                    SCHEDULE OF PREMIUMS
                                                       AMOUNT           PAYABLE
LIFE INSURANCE NON-SMOKER
    PLANNED PERIODIC PREMIUM                           $381.24          ANNUALLY






      NET PREMIUM FACTOR: 92.50% (THE NET PREMIUM FACTOR REFLECTS THE DEDUCTION OF 5% OF EACH PREMIUM RECEIVED FOR SALES LOAD AND 2.5% OF EACH PREMIUM RECEIVED FOR PREMIUM TAX) INITIAL MONTHLY ADMINISTRATIVE CHARGE: $5.00 DEFERRED SALES
CHARGE: 45.0% OF FIRST YEAR PREMIUM PAID, MAXIMUM $292.50 INITIAL CONTINGENT DEFERRED ISSUE CHARGE: $300.00 INCREASE CHARGE PER $1,000: $1.50 PER $1000, MAXIMUM $300 PER INCREASE

TRANSFER CHARGE:  $10.00

      MAXIMUM POLICY LOAN INTEREST RATE: 8.00% PER ANNUM PAYABLE IN ARREARS MINIMUM SPECIFIED AMOUNT $50,000

NOTE: MATURITY DATE SHOWN IS THAT ELECTED BY THE OWNER. IT IS POSSIBLE THAT COVERAGE WILL EXPIRE PRIOR TO THE MATURITY DATE SHOWN WHERE EITHER NO PREMIUMS ARE PAID FOLLOWING PAYMENT OF THE INITIAL PREMIUM OR SUBSEQUENT PREMIUMS ARE INSUFFICIENT TO CONTINUE COVERAGE TO SUCH DATE.

OWNER             THE INSURED

INSURED JOHN DOE                    MALE 35  AGE NEAREST BIRTHDAY

POLICY NUMBER     T00000001         STANDARD   RATING CLASS

POLICY DATE   APRIL 1, 1992         APRIL 1, 2052  MATURITY

MONTHLY ANNIVERSARY DAY     1
     PLAN FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE

                  $100,000   INSURED'S SPECIFIED AMOUNT INCLUDING THE CASH VALUE


POLICY  NUMBER:   T00000001

SEPARATE ACCOUNT II

INVESTMENT SUBDIVISIONS             ARE INVESTED IN

                               FIDELITY VARIABLE INSURANCE PRODUCTS FUND
FID MONEY MARKET                    MONEY MARKET PORTFOLIO
FID HIGH INCOME                     HIGH INCOME PORTFOLIO
FID EQUITY-INCOME                   EQUITY-INCOME PORTFOLIO
FID GROWTH                          GROWTH PORTFOLIO
FID OVERSEAS                        OVERSEAS PORTFOLIO

                               FIDELITY VARIABLE INSURANCE PRODUCTS FUND II
                               ASSET MANAGER PORTFOLIO

                               LIFE OF VIRGINIA SERIES FUND, INC.
LOV MONEY MARKET                    MONEY MARKET PORTFOLIO
LOV BOND                            BOND PORTFOLIO
LOV COMMON STOCK                    COMMON STOCK PORTFOLIO
LOV TOTAL RETURN                    TOTAL RETURN PORTFOLIO

                               NEUBERGER & BERMAN
                               ADVISERS MANAGEMENT TRUST
N&B BALANCED                        BALANCED PORTFOLIO

                               OPPENHEIMER VARIABLE ACCOUNT FUNDS
OPP MONEY                           OPPENHEIMER MONEY FUND
OPP HIGH INCOME                     OPPENHEIMER HIGH INCOME FUND
OPP BOND                            OPEENHEIMER BOND FUND
OPP CAP APPRECIATION                OPPENHEIMER CAPITAL APPRECIATION FUND
OPP GROWTH                          OPPENHEIMER GROWTH FUND
OPP MULTI STRATEGIES                OPPENHEIMER MULTIPLE STRATEGIES FUND


YOU MAY ALLOCATE YOUR PREMIUMS AND CASH VALUE TO AS MANY AS SEVEN INVESTMENT SUBDIVISIONS.

CONSULT YOUR PROSPECTUS FOR INVESTMENT DETAILS.

POLICY NUMBER:    T00000001

              TABLE OF MAXIMUM PREMIUMS

            MAXIMUM                  MAXIMUM
DURATION    PREMIUM      DURATION    PREMIUM

   1        15,007.97      31        41.268.44
   2        15,007.97      32        42,599.68
   3        15,007.97      33        43,930.92
   4        15,007.97      34        45,262.16
   5        15,007.97      35        46,593.40

   6        15,007.97      36        47,924.64
   7        15,007.97      37        49,255.88
   8        15,007.97      38        50,587.12
   9        15,007.97      39        51,918.36
  10        15.007.97      40        53,249.60

  11        15,007.97      41        54,580.84
  12        15,974.88      42        55,912.08
  13        17,306.12      43        57,243.32
  14        18,637.36      44        58,574.56
  15        19,968.60      45        59,905.80

  16        21,299.84      46        61,237.04
  17        22,631.08      47        62,568.28
  18        23,961.32      48        63,899.52
  19        25,293.56      49        65,230.76
  20        26,624.80      50        66,562.00

  21        27,956.04      51        67,893.24
  22        29,287.28      52        69,224.48
  23        30,618.52      53        70,555.72
  24        31,949.76      54        71,886.96
  25        33,281.00      55        73,218.20

  26        34,612.24      56        74,549.44
  27        35,943.48      57        75,880.67
  28        37,274.72      58        77,211.92
  29        38,605.96      59        78,543.16
  30        39,937.20      60        79,874.40


POLICY NUMBER:  T00000001

               TABLE OF CONTINUATION AMOUNTS


POLICY  CONTINUATION    POLICY  CONTINUATION   POLICY   CONTINUATION
MONTH   AMOUNT          MONTH   AMOUNT         MONTH    AMOUNT

1        31.77          41      1,302.57         81     2,573.37
2        63.54          42      1,334.34         82     2,605.14
3        95.31          43      1,366.11         83     2,636.91
4        127.08         44      1,397.88         84     2,668.68
5        158.85         45      1,429.65         85     2,700.45
6        190.62         46      1,461.42         86     2,732.22
7        222.39         47      1,493.19         87     2,763.99
8        254.16         48      1,524.96         88     2,795.76
9        285.93         49      1,556.73         89     2,827.53
10       317.70         50      1,588.50         90     2,859.30
11       349.47         51      1,620.27         91     2,891.07
12       381.24         52      1,652.04         92     2,922.84
13       413.01         53      1,683.81         93     2,954.61
14       444.78         54      1,715.58         94     2,986.38
15       476.55         55      1,747.35         95     3,018.15
16       508.32         56      1,779.12         96     3,049.92
17       540.09         57      1,810.89         97     3,081.69
18       571.86         58      1,842.66         98     3,113.46
19       603.63         59      1,874.43         99     3,145.23
20       635.40         60      1,906.20         100    3,177.00
21       667.17         61      1,937.97         101    3,208.77
22       698.94         62      1,969.74         102    3,240.54
23       730.71         63      2,001.51         103    3,272.31
24       762.48         64      2,033.28         104    3,304.08
25       794.25         65      2,065.05         105    3,335.85
26       826.02         66      2,096.82         106    3,367.62
27       857.79         67      2,128.59         107    3,399.39
28       889.56         68      2,160.36         108    3,431.16
29       921.33         69      2,192.13         109    3,462.93
30       953.10         70      2,223.90         110    3,494.70
31       984.87         71      2,255.67         111    3,526.47
32       1,016.64       72      2,287.44         112    3,558.24
33       1,048.41       73      2,319.21         113    3,590.01
34       1,080.18       74      2,350.98         114    3,621.78
35       1,111.95       75      2,382.75         115    3,653.55
36       1,143.72       76      2,414.52         116    3,685.32
37       1,175.49       77      2,446,29         117    3,717.09
38       1,207.26       78      2,478.06         118    3,748.86
39       1,239.03       79      2,509.83         119    3,780.63
40       1,270.80       80      2,541.60         120    3,812.40

CONTINUATION AMOUNTS ARE DESCRIBED IN THE CONTINUATION AMOUNT AND
CONTINUATION PERIOD PROVISION ON PAGE 7.

POLICY NUMBER:   T00000001

          TABLE OF GUARANTEED MAXIMUM INSURANCE RATES
               PER $1,000

AGE       LIFE MONTHLY
            RATE

35           .140960
36           .147640
37           .156830
38           .166850
39           .178540

40           .191070
41           .206110
42           .221150
43           .238700
44           .256260

45           .277170
46           .299750
47           .324010
48           .349960
49           .379270

50           .41O260
51           .447130
52           .489890
53           .537710
54           .593110

55           .654440
56           .722550
57           .794930
58           .873270
59           .961820

60           1.060610
61           1.170520
62           1.205950
63           1.439210
64           1.601550

65           1.781290
66           1.975130
67           2.185740
68           2.412410
69           2.660440
                          CONTINUED
POLICY NUMBER T00000001

      TABLE OF GUARANTEED MAXIMUM INSURANCE RATES CONTINUED
          PER $1,000


AGE     LIFE
        MONTHLY
        RATE

70       2.941300
71       3.260560
72       3.630930
73       4.058390
74       4.541260

75       5.062740
76       5.621820
77       6.213870
78       6.833240
79       7.496160

80       8.229660
81       9.054450
82       9.997080
83      11.073320
84      12.267120

85      13.555910
86      14.917870
87      16.344120
88      17.808410
89      19.332670

90      20.941680
91      22.667940
92      24.576770
93      26.764070
94      29.637350

                          TABLE OF CONTENTS
POLICY DATA                                            3
TABLE OF GUARANTEED MAXIMUM INSURANCE RATES            4
INTRODUCTION                                           5
THE OWNER AND THE BENEFICIARY                          7
PREMIUM PAYMENTS                                       7
LIFE INSURANCE PROCEEDS                                9
THE SEPARATE ACCOUNTS                                 10
CASH VALUE BENEFITS                                   12
LOAN BENEFITS                                         14
OPTIONAL PAYMENT PLANS                                15
GENERAL INFORMATION                                   19
A COPY OF THEAPPLICATION AND ANY RIDERS AND ENDORSEMENTS FOLLOW PAGE 19.

                            WORD INDEX


ANNUAL STATEMENT                                      19
BENEFICIARY                                            7
BENEFICIARY CHANGE                                     7
CASH VALUE                                            12
CHANGING EXISTING COVERAGE                            10
CONTESTING THE POLICY                                 19
CONTINUATION AMOUNT                                    8
COST OF INSURANCE                                     13
DEFERRED SALES CHARGE                                 12
GRACE PERIOD                                           8
LIFE INSURANCE PROCEEDS                                9
MISSTATEMENT OF AGE OR SEX                            19
MONTHLY DEDUCTION                                     12
NOTICES                                               19
OPTIONAL PAYMENT PLUS                                 15
OWNER                                                  7
OWNERSHIP CHANGE                                       7
POLICY AS COLLATERAL                                   7
POLICY DEBT                                           15
POLICY LOAN                                           14
PREMIUMS                                               7
REINSTATEMENT                                          8
THE SEPARATE ACCOUNT                                  10
SUICIDE                                               19
SURRENDER                                             13
SURRENDER VALUE                                       13
TRANSFERS                                             12
UNIT VALUE                                            11

INTRODUCTION

This is a flexible premium variable life insurance policy. The first premium payment is due on the policy date. Subsequent premiums may be paid at any time while this policy is in effect before the maturity date. In return for these premiums and the insurance application, we provide certain benefits.

The policy provides life insurance proceeds. Proceeds can be paid in a lump sum or under an Optional Payment Plan.

during the insured's life, the policy has a cash value. This cash value, less any outstanding policy debt, is in the Separate Account, which is described on page 10 of this policy. This cash value is the basis for certain benefits you can use:

                  * before the insured's death; or
                  * at maturity

We can provide you with a projection of illustrative future life insurance and cash value proceeds. To receive the projection, send a written request to our home office. You must send a $25 service fee with your request. This projection will assume:

                  * amounts of insurance;
                  * coverage options;
                  * future premium payments you specify; and
                  * other assumptions specified by you or by us.


The Policy and Its Parts

Policy means this policy with the attached application, any supplemental applications, and any riders and endorsements. We will not use any statement in an application to deny a claim unless a copy of such application was attached to this policy at the time of issue or upon subsequent increases in coverage.

The policy is a legal contract. It is the entire contract between you and us. An agent cannot change this contract. Any change to it must be in writing and approved by us. Only our President or one of our Vice-Presidents can give our approval. READ YOUR POLICY CAREFULLY.

Dates Used in the Policy

The basic policy goes into effect on the policy date. Policy years and anniversaries are measured from this date.

A change in coverage will go into effect on the monthly anniversary day after the date we approve the supplemental application. The monthly anniversary day is shown in the policy data pages.

The maturity date is the date we pay any cash value less outstanding policy debt, if the insured is living. This date is as shown in the policy data pages unless later changed. You may request that we pay the cash value in a lump sum, or under an Optional Payment Plan.

You can change the maturity date. To make a change, send a written request along with the policy to our home office. We must receive these by the maturity date then in effect. The requested maturity date must be:

                  * on a policy anniversary;
                  * at least one year from the date we receive your request;
                  * after the 10th policy year; and
                  * not after the policy anniversary nearest the insured's
                    95th birthday.

Age

Age on the policy date or on a policy anniversary means the insured's age on his or her nearest birthday.

Attained age means the insured's age on the policy date plus the number of years since the policy date.

When This Policy Will Terminate

All coverage under this policy will terminate when:

                  * you request that coverage terminate and you return this
                    policy;
                  * the insured dies;
                  * this policy matures; or
                  * the grace period ends without sufficient premium being paid.

Exchange Provision

During the first 24 policy months, you have the right to exchange this policy for a permanent fixed benefit policy. We will not require evidence of insurability. If you decide to make an exchange, we will notify you of the policies available for exchange and the procedures to follow. You may elect to have the amount of the new policy be either (a) or (b) where:
                  (a) is the life insurance proceeds on the date of exchange,
                      and
                  (b) is the life insurance proceeds minus the cash value on the date of exchange.
The new policy will have the same policy date, sex, issue age and premium class as this policy. The new policy will include such riders and incidental benefits as were included in this policy, if such riders and incidental benefits are available with the new policy.

The exchange is subject to an equitable adjustment in payments and cash values to reflect variances, if any, in the payments and cash values under the existing policy and the new policy.

THE OWNER AND THE BENEFICIARY

The Owner

You have rights in the policy during the insured's lifetime. The policy names you or someone else as the insured. If you are not the insured, you should name a contingent owner who will become the owner if you die before the insured. If you die before the insured and there is no contingent owner, ownership passes to your estate.

Unless a payment plan is chosen, the proceeds payable on the maturity date or on surrender will be paid to you in a lump sum.

The Beneficiary

You can name primary and contingent beneficiaries. Your original beneficiary choice is shown in the attached application.

Unless a payment plan is chosen, the proceeds payable at the insured's death will be paid in a lump sum to the primary beneficiary. If the primary beneficiary dies before the insured, the proceeds will be paid to the contingent beneficiary. If no beneficiary survives the insured, the proceeds will be paid to you or your estate.

You may name more than one primary or contingent beneficiary. If you do, the proceeds will be paid in equal shares to the survivors in the appropriate beneficiary class, unless you have requested otherwise.

Changing the Owner or Beneficiary

During the insured's life, you can change the owner. You can also change the beneficiary during the insured's life if you reserve this right.

How to Change the Owner or Beneficiary. To make a change, send a written request to our home office. The request and the change must be in a form satisfactory to us and must be received by us. The change will take effect as of the date you sign the request. The change will be subject to any payment we make before we record the change.

Using the Policy as Collateral for a Loan

This policy can be assigned as collateral security. We must be notified in writing if you assign the policy. Any payment we make before we record the assignment at our home office will not be affected. We are not responsible for the validity of an assignment. Your rights and the rights of a beneficiary may be affected by an assignment.

PREMIUM PAYMENTS

This policy's first premium is due on the policy date.

Any premium payments after the first premium may be made under a periodic plan at any time while this policy is in effect.

Periodic Plan. You may request that we send reminders of your planned periodic premium. You may choose to pay annually, semi-annually, or quarterly. The minimum premium is $20. We can also arrange for pre-authorized monthly payments from your bank account or similar facility. The minimum pre-authorized monthly payment is $15.

You can change the frequency of payments or the amount of a premium by sending a written request to our home office.


Unscheduled Payments. You can make an unscheduled premium payment at any time while this policy is in effect if there is no policy debt. Each unscheduled payment must be at least $250.

Maximum Premiums. There is a table of Maximum Premiums in the policy data pages. We will not accept that portion of a premium that causes the total of all premiums paid to date to exceed the maximum premium. We will return that portion to you.

On any date, Net Total Premium means the total of all premiums paid to that date, less (a) divided by (b), where;
                  (a) is any outstanding policy debt, plus the sum of any
                      partial surrenders to date; and
                  (b) is the Net Premium Factor.
The Net Premium Factor is shown in the policy data pages.

When and Where to Pay Premiums

Each premium is payable in advance. Pay each premium to our home office.

Allocation of Net Premiums

The net premium is the premium paid, multiplied by the Net Premium Factor shown in the policy data pages. You may allocate the net premiums to one or more Investment Subdivisions of the Separate Account. The portion of each net premium allocated to any particular Investment Subdivision must be at least 10%.

We will initially allocate net premiums to the Money Market Investment Subdivision. Upon receipt in our home office of a signed Policy Delivery Receipt, cash value in that Investment Subdivision will be transferred to the other Investment Subdivisions of the Separate Account in accordance with the net premium allocation percentages shown in the application. For any premium received after we receive the signed Policy Delivery Receipt, the net premium will be allocated in accordance with the net premium allocation percentages shown in the application. You may change the allocation of later premiums at any time, without charge, simply by sending written notice to us at our home office. The allocation will apply to premiums received after we record the change.
The Refund Privilege is described on the policy cover.

Continuation Amount

If, during the first ten policy years, the cash value of this policy, less any policy debt, becomes less than the surrender charge, this policy will remain in effect if the Net Total Premium is at least equal to the continuation amount for the number of months that this policy has been in force. The continuation amount for each of the first 120 policy months is shown in the policy data pages.
There are not continuation amounts after the 120th policy month.

Grace Period.

During the first ten policy years, if (1) the surrender value on a monthly anniversary day is insufficient to cover the monthly deduction due on that monthly anniversary day, and (2) the continuation amount has not been paid, we will allow a 61-day grace period to pay to premium sufficient to keep the policy in effect.


On or after the tenth policy anniversary, if the surrender value on a monthly anniversary day is insufficient to cover the monthly deduction due on that monthly anniversary day, we will allow a 61-day grace period to pay a premium sufficient to keep the policy in effect.

If a sufficient premium is not paid by the end of the grace period, this policy will terminate without value. We will mail you notice of the sufficient premium. The monthly deduction is described in the Cash Value Benefits section.

Coverage continues during the grace period. If the insured dies during the grace period, the proceeds will be reduced by any overdue deferred sales charges and monthly deductions.

How the Policy Can be Reinstated

During the insured's life, this policy can be reinstated if it terminated because a grace period ended without sufficient premium being paid. Any reinstatement must be done within 3 years from the end of the grace period.

We will not reinstate this policy if it has been surrendered for payment of its cash value.

To reinstate, send evidence satisfactory to us that the insured is insurable. The policy will be reinstated on the date we approve the reinstatement. You will also have to pay a premium as described below. You may pay a larger amount if you wish.

Any policy debt which existed at the end of the grace period will be reinstated if it is not paid.

When this policy is reinstated, you will have to pay an amount which equals (1) plus (2) minus (3) where:

                  (1) is the minimum premium to keep the policy in force from the first day of the grace period to the date of reinstatement; and
                  (2) is an amount sufficient to keep this policy in effect for two months after the date of reinstatement; and
                  (3) is the sum of the monthly deductions that would have been made during the period between termination and reinstatement divided by the Net Premium Factor.

On the date of reinstatement, the cash value will equal(a) plus (b) minus (c) minus (d), where:
(a) is the cash value on the first day of the grace period;and
(b) is the premium paid to reinstate multiplied by the Net Premium Factor;and
(c) is the sum of any deferred sales charge deductions which would have been made if the policy had remained continuously in effect; and
(d) is any decrease in the contingent deferred underwriting charge from the first day of the grace period to the date of reinstatement.

On the date of reinstatement, the cash value less an outstanding policy debt will be allocated to the Investment Subdivisions of the Separate Account. Unless you tell us otherwise, that cash value will be allocated to the Investment Subdivisions in the same manner as net premiums.

If this policy is reinstated, the surrender charge will be as though this policy had been in effect continuously from its original policy date.

LIFE INSURANCE PROCEEDS

Life insurance proceeds are payable if the insured dies while this policy is in effect.

How We Determine Proceeds

Proceeds are based on the Specified Amount shown in the policy data pages. There are two Benefit Options.

Option A. The Specified Amount is in addition to the cash value. Life insurance proceeds will be based on the larger of:

                  * the Specified Amount plus the cash value on the date of
                    death; or
                  * the cash value on the date of death, multiplied by
                    the corridor percentage.

Option B. The Specified Amount includes the cash value. Life insurance proceeds will be based on the larger of:

                  * the Specified Amount on the date of death; or
                  * the cash value on the date of death, multiplied by the
                    corridor percentage.

The corridor percentage depends on the attained age of the insured on the date of death.

Attained   Corridor    Attained  Corridor    Attained  Corridor    Attained  Corridor
  Age      Percentage    Age     Percentage     Age    Percentage   Age    Percentage
  ---      ----------    ---     ----------     ---    ----------   ---    ----------

40 or                  50         185%          61       128%       72        111%
younger    250%        51         178           62       126        73        109
41         243         52         171           63       124        74        107
42         236         53         164           64       122        75        105
43         229         54         157           65       120        through
44         222         55         150           66       119        90
45         215         56         146           67       118        91        104
46         209         57         142           68       117        92        103
47         203         58         138           69       116        93        102
48         197         59         134           70       115        94        101
49         191         60         130           71       113        95        100


Actual Amount of Proceeds. The actual amount of proceeds will depend on;

                  * the life insurance proceeds determined as above;
                  * the use of the cash value during the insured's life;
                  * any partial surrenders;
                  * any additional insurance provided by a rider;
                  * any increase or decrease in existing coverage;
                  * the insured's suicide during the first two policy years; and
                  * a misstatement of the insured's age or sex.

Interest on Proceeds. Life insurance proceeds that are paid in one lump sum will include interest from the date of death to the date of payment. Interest will be paid at a rate set by us, or by law if greater. Interest will not be paid beyond one year or any longer time set by law.

Change in Existing Coverage

After the policy has been in effect for one year, you can increase or decrease the Specified Amount. To make a change, send a written request along with the policy to our home office.

Decrease in Specified Amount. Any decrease will become effective on the monthly anniversary day after the date we receive the request. The decrease will first apply to coverage provided by the most recent increase, then to the next most recent increases successively, then to the coverage under the original application.

During the first five policy years, we can limit the amount of any decrease. The Specified Amount can never by less than the Minimum Specified Amount shown on the policy pages. We will not permit a decrease if the charge for a full surrender is greater than the cash value, less any outstanding policy debt.

Increase in Specified Amount. You must; apply for an increase on a supplemental application. You will have to submit evidence satisfactory to us that the insured is insurable. Any approved increase will become effective on the date shown in the supplemental policy data page, provided that there is sufficient cash value to cover the deduction of the first month's cost of increased insurance.

Change in Benefit Options

If Option A is in effect, you can request that it be changed to Option B. The Specified Amount after the change will equal the sum of (1) plus (2), where;
(1) is the Specified Amount immediately prior to the change; and
(2) is the cash value immediately prior to the change.

If Option B is in effect, you can request that it be changed to Option A. This will decrease the Specified Amount by the amount of cash value on the date your request becomes effective. A change in benefit options will become effective on the monthly anniversary day after the date we receive your request in our home office.

THE SEPARATE ACCOUNT

The Separate Account named in the policy data pages will be used to support the operation of this policy and certain other variable life insurance policies we may subsequently offer. We will not allocate assets to the Separate Account to support the operation of any contracts or policies that re not variable life insurance.

We own the assets in the Separate Account. However, these assets are not part of our general account. Income, gains and losses, whether or not realized, from assets allocated to the Separate Account will be credited to or charged against the account without regard to our other income, gains or losses.

The Separate Account is registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940. The Separate Account is also subject to laws of the Commonwealth of Virginia which regulate the operations of insurance companies incorporated in Virginia. The investment policy of the Separate Account will not be changed without the approval of the Insurance Commissioner of the Commonwealth of Virginia. The approval process is on file with the Insurance Commissioner of the state in which this policy was delivered.

The Separate Account is divided into Investment Subdivisions. The Investment Subdivisions are named in the policy data pages. We reserve the right to remove any Investment Subdivisions of the Separate Account, or to add new Investment Subdivisions. Each Investment Subdivision in the Separate Account will invest in shares of a designated portfolio of Life of Virginia Series Fund, Inc., a series type of mutual fund. You determine the percentage of net premiums which will be allocated to each Investment Subdivision.

The policyowner will share only in the income, gains and losses of the Investment Subdivisions to which his net premium payment have been allocated.

That portion of the assets of the Separate Account which equals the reserves and other policy liabilities of the policies which are supported by the Separate Account will not be charged with liabilities arising from any other business we conduct. We have the right to transfer to our general account any assets of the Separate Account which are in excess of such reserves and other policy liabilities.

We also have the right, subject to compliance with applicable law, to make additions to, deletions from, or substitutions for the shares of a mutual fund portfolio that re held by the Separate Account or that the Account may purchase. We reserve the right to eliminate the shares of an eligible portfolio of Life of Virginia Series Fund, Inc. and to substitute shares of another portfolio of Life of Virginia Series fund, Inc. or another mutual fund portfolio, if the shares of the portfolio are no longer available for investments, or if in our judgement further investment in the portfolio should become inappropriate in view of the purposes of the Separate Account. In the event of any substitution or change, we may, by appropriate endorsement, make such changes in this and other policies as may be necessary or appropriate to reflect the substitution or change.

We also reserve the right to transfer assets of the Separate Account, which we determine to be associated with the class of policies to which this policy belongs to another separate account. If this type of transfer is made, the term "the Separate Account", as used in this policy, shall then mean the separate account to which the assets were transferred.

When permitted by law, we also reserve the right to:

(a) deregister the Separate Account under the Investment Company Act of 1940;
(b) manage the Separate Account under the direction of a committee;
(c) restrict or eliminate any voting rights of policyowners, or other persons who have voting rights as to the Separate Account; and
(d) combine the Separate Account with other separate accounts.

We will value the assets of the Separate Account each business day.

If you object to a material change in the investment policy of the Separate Account or any Investment Subdivision, you have the right to exchange this policy for a fixed benefit policy. No evidence of insurability will be required. We will notify you of the options available, and the procedures to follow if you decide to make an exchange. You must make an exchange within sixty days after the change in investment policy becomes effective. There will always by one policy available for exchange.

Unit Value

Each Investment Subdivisions has a Unit Value. When premiums or other amounts are transferred into an Investment Subdivision, a number of Units are purchased based on the subdivision's Unit Value as of the end of the valuation period during which the transfer is made. Likewise, when amounts are transferred out of an Investment Subdivision, Units are redeemed in a similar manner.

For each Investment subdivision, the Unit Value for the first valuation period was $10.00. The Unit Value for each subsequent period is the Net Investment Factor for the period, multiplied by the Unit Value for the immediately preceding period. The Unit Value for a valuation period applies to each day in the period.

Each valuation period includes a business day and any non-business day or consecutive non-business days immediately following it. Assets are valued at the close of the business day. A business day is any day the New york Stock Exchange is open for trading, or any day in which here is a material change in the value of the assets in the Separate Account.

Each Investment Subdivision has its own Net Investment Factor. In the following definition, "assets" refers to the assets in each Investment Subdivisions. "Any amount charged against the Separate Account" refers to those amounts that are allocated to each Investment Subdivision.

The Net Investment Factory for a valuation period is (a) divided by (b), minus
(c), where: (a) is (1) the value of the assets at the end of the preceding valuation period, plus (2) the investment income and capital gains, realized or unrealized, credited to those assets at the end of the valuation period for which the net investment factor is being determined, minus (3) the capital losses, realized or unrealized, charged against those assets during the valuation period, minus (4) any amount charged against the Separate Account for taxes, or any amount we set aside during the valuation period as a provision for taxes attributable to the operation or maintenance of the Separate Account; and
(b) is the value of the assets at the end of the preceding valuation period; and
(c) is a charge no greater than .0019246% for each day in the valuation period. This corresponds to .70% per year for mortality and expense risks.

We will value the assets in the Separate Account at their fair market value in accordance with accepted accounting practices and applicable laws and regulations.

Transfers

You may transfer amounts among the Investment Subdivisions of the Separate Account by sending a written request to us at our home office. The transfer will be effective as of the end of the valuation period during which we receive your request at our home office. You cannot make more than twelve transfers each calendar year. The first transfer in each calendar year will be made without a transfer charge. Thereafter, each time amounts are transferred a transfer charge will be imposed. This transfer charge is shown in the policy data pages. When we make transfers, the cash value on the date of the transfer will not be affected by the transfer except to the extent of the transfer charge. The transfer charge will be taken from the amount transferred.

CASH VALUE BENEFITS

How We Determine Cash Value

The cash value of the policy is equal to (1) the cash value allocated to the Investment Subdivisions of the Separate Account, plus (2) the cash value held to secure policy debt.

On the later of the policy date or the date the first premium is received, the cash value in each Investment Subdivision is the portion of the net premium which has been paid and allocated to that Investment subdivision, less the portion of the first monthly deduction allocated to the cash value in that Investment Subdivision.

At the end of each valuation period after such date, the cash value allocated to each Investment Subdivision of the Separate Account is (1) plus (2) plus (3) minus (4) minus (5), where:
(1) is the cash value allocated to the Investment
    Subdivision at the end of the preceding
    valuation period, multiplied by the Investment Subdivision's Net Investment Factor for the current period:
(2) is net premium payments received during the current valuation period and which are allocated to the Investment Subdivision:
(3) is any other amounts transferred into the Investment Subdivision during the current valuation period:
(4) is any partial surrenders made from the Investment Subdivision during the current valuation period:
(5) is cash value transferred out of the Investment Subdivision during the current valuation period.

In addition, whenever a valuation period includes the monthly anniversary day,the cash value at the end of such period is reduced by the monthly deduction allocated to the cash value in the Investment Subdivision for that monthly anniversary day. If the valuation period includes the first monthly anniversary day in policy years two through ten, the cash value at the end of such period is also reduced by 1/9 of the Deferred Sales Charge allocated to the cash value in the Investment Subdivision.

Deferred Sales Charge

At the beginning of each of policy years two through ten, 1/9 of the Deferred Sales Charge is deducted from the cash value allocated to the Separate Account. The Deferred Sales Charge is shown in the policy data pages.

The deferred sales charge deduction will be allocated among the Investment Subdivisions of the Separate Account in the same manner that monthly deductions are being allocated.

Monthly Deduction

The monthly deduction is a charge made each policy month against the cash value allocated to the Separate Account. It is determined by adding the cost of insurance, the cost of additional benefits provided by rider, and the Monthly Administrative Charge. The monthly deduction for the month when an increase in the Specified Amount becomes effective will include the increase Charge per $1000 for each $1000 of increase.

The Initial Monthly Administrative Charge is shown in the policy data pages. We can charge a higher amount in the future, but it will never exceed two times the initial amount.

The Increase Charge per $1000 is shown in the policy data pages.

The monthly deduction for a policy month will be allocated among the Investment Subdivisions of the Separate Account in the same proportion that the policy's cash value in each Investment Subdivision bears to the total cash value in all Investment subdivisions at the beginning of the policy month. Other allocation methods may be available upon request.

Cost of Insurance

The cost of insurance is calculated on each monthly anniversary day. First, we divide the life insurance proceeds by 1.0032737, and then subtract the cash value. We divide the result by 1000 and multiply that result by the applicable Cost of Insurance Rate or rates. If Option B is in effect, and the Specified Amount has increased, the cash value is first considered part of the initial Specified Amount. If the cash value is more than the Initial Specified Amount, it will be considered part of the increased Specified Amounts resulting form increases in the order of the increases.

Cost of Insurance Rate. The monthly rate is based on the insured's sex, attained age, policy duration and risk class. The risk class (and therefore the rates will be determined separately for the initial Specified Amount and for any increase in the Specified Amount that requires evidence of insurability. The rates are determined by us according to our expectations of future experience. We can change the rates from time to time, but they will never be more than the maximum rates shown in the Table of Guaranteed Maximum insurance Rages. A change in rates will apply to all persons of the same age, sex and risk class and whose policies have been in effect for the same length of time.

Insufficient Cash Value

On a monthly anniversary day, if the cash value less the surrender charge and less any policy debt is not enough to cover the monthly deduction for that monthly anniversary day, the Grace Period provision will apply.

Continuation of Coverage

If periodic premium payments are not made as planned, this policy and any riders will remain in effect as long as the cash value less the surrender charge and less any policy debt covers the monthly deduction. But in any case, the policy will not continue beyond the maturity date and a rider will not continue beyond its termination date.

Surrender

You can make a full or partial surrender of this policy by sending a written request and the policy to our home office. a surrender must take place:

                  * during the insured's life; and
                  * before the maturity date.

Amount Payable on Surrender. The amount payable on surrender of this policy is the cash value on the date we receive your request for surrender in our home office less any policy debt and less any surrender charge that applies. The amount payable is the Surrender Value.

Surrender Charge. The amount of surrender charge will be the sum of the contingent deferred issue charge and the uncollected deferred sales charge. The contingent deferred issue charge is (a) time (b) where:
                  (a) is the initial contingent deferred issue charge shown in the policy data pages; and
                  (b) is 1 during the first five policy years, and decreases by
                      .2 at the beginning of each policy years six through ten.

During the first two policy years, the uncollected deferred sales charge assessed as a surrender charge will never exceed (a) minus (b) where:
                  (a) is the maximum sales load allowed by the Securities and
                      Exchange Commission in the event of surrender in the first two policy years; and
                  (b) is the total of sales charges preciously deducted from premiums and cash values.

There will be no surrender charge during the tenth and later policy years.
At surrender, the total of charges will never be greater than the cash value, less any outstanding policy debt.

Partial Surrender. You can make a partial surrender of this policy. A partial surrender cannot be less than $500. A partial surrender cannot exceed the lesser of:

                  * the surrender value, less $500; or
                  * the available loan amount.

We generally will reduce both the cash value and the life insurance proceeds by the amount of any partial surrender. We will not permit a partial surrender if it would reduce the Specified Amount to less than the minimum shown in the policy data pages. A partial surrender will not be permitted during the first policy year if the Specified Amount includes the cash value.

You may tell us how to allocate the partial surrender among the Investment Subdivisions of the Separate Account. If you do not, the partial surrender will be allocated among each Investment Subdivision in the same proportion that the policy's cash value in each Investment Subdivision bears to the total cash value in all Investment Subdivisions on the date we receive the request in our home office.

We will deduct a charge from the amount of each partial surrender. This charge will equal the lesser of (i) $25, or (ii) 2% of the amount of the partial surrender.

Receiving the Surrender Value

The surrender value is payable in one lump sum or under an Optional Payment
Plan.

Postponement of Payments

We will usually pay any amounts payable as a result of surrender, partial surrenders or policy loans within seven days after we receive written request in our home office, in a form satisfactory to us. We will usually pay any life insurance proceeds within seven days after we receive due proof of death.

Payment of any amount payable on surrender, partial surrender, policy loan or life insurance proceeds may be postponed whenever:

                  * the New York Stock Exchange is closed other than customer week-end and holiday closings, or trading on the New York Stock Exchange is restricted as determined by the Securities and Exchange commission; or
                  * the Securities and Exchange Commission by order permits
                    postponement for the protection of policyowners; or
                  * an emergency exits, as determined by the Securities and
                    Exchange Commission, as a result of which disposal of
                    securities is not reasonably practicable or it is not reasonably practicable to determine the value of the net assets of the Separate Account.

We have the right to defer payment which is derived from any amount recently paid to us by check or draft, until we are satisfied the check or draft has been paid by the bank on which it is drawn.

LOAN BENEFITS

This policy has loan benefits that are described below. The amount of outstanding loans plus accrued interest is called policy debt. Any outstanding policy debt will be deducted from proceeds payable at the insured's death, on maturity, or on surrender.

Making a Policy Loan

After the first policy anniversary, you may obtain a policy loan from us. This policy is the only security required. The maximum loan amount is 90% of the surrender value on the date of the loan. The available loan amount is the maximum loan amount less any outstanding policy debt.

The maximum interest rate on policy loans is shown in the policy data pages. Subject to this maximum, we can change the interest rate. We cannot increase the rate more than once each year nor more than 1% each year. We will send notice of any change to you and any assignee of record at our home office. We will send notice at least 40 days before we increase the rate on any existing policy loans.

Interest accrues daily. It is due and payable on each policy anniversary. Any interest not paid when due becomes part of the policy loan and bears interest.

When a policy loan is made, an amount of cash value sufficient to secure the loan is transferred out of the Separate Account and into out general account. You may tell us how to allocate that cash value among the Investment Subdivisions of the Separate Account. If you do not, that cash value will be allocated among each Investment Subdivision in the same proportion that the policy's cash value in each Investment Subdivision bears to the total cash value in all Investment Subdivisions on the date we make the loan. An amount of cash value equal to any loan interest we also be so transferred if the interest is not paid when due.

Cash value in the general account will earn interest daily at an annual rate of 4%. On each monthly anniversary day, the interest earned since the preceding monthly anniversary day will be transferred into the Separate Account. Unless you tell us otherwise, this interest will be allocated to the Investment subdivisions in the same manner as net premiums.

If the policy debt exceeds the cash value less any applicable surrender charges,you must pay the excess. We will send you a notice or the amount you must pay. If you do not pay this amount within 61 days after we send notice, the policy will terminate without value. We will send the notice to you and to any assignee at our home office.

Any loan transaction will permanently affect the values of this policy.

Repaying Policy Debt

You can repay policy debt in part or in full any time during the insured's life while this policy is in effect. When a loan repayment is made, cash value in the general account related to that payment will be transferred into the Separate Account. You may tell us how to allocate this cash value among each Investment Subdivision of the Separate Account. If you do not, we will allocate that amount among the Investment Subdivisions in the same proportion that net premiums are being allocate.

OPTIONAL PAYMENT PLANS

Life insurance proceeds, cash value at surrender or benefits at maturity will be paid in one lump sum. Subject to the rules stated below, any part of the proceeds can be left with us and paid under a payment plan. any amount left with us will be transferred to our general account. During the insured's life, you can choose a plan. A beneficiary can choose a plan if you have not chosen one at the insured's death.

There are several important payment plan rules:

                  * The payee under a plan cannot be a corporation, association or fiduciary.
                  * If you change a beneficiary, your plan selection will no longer be in effect unless you request that it continue.
                  * A choice or change of a plan must be sent in writing to our home office.
                  * The proceeds applied under a plan must be at least $10,000.
                  * The amount of each payment under a plan must be at least
                    $50.
                  * Payments under Plans 1, 2, 3 or 5 will begin on the date of the insured's death, on surrender,or on the policy's maturity date. Payments under Plan 4 will begin at the end of the first interest period after the date proceeds are otherwise payable.

Plan 1. Income for a Fixed Period. We will make equal periodic payments for a fixed period, not longer than 30 years. Payments can be annual, semi-annual, quarterly or monthly. Payments will be made according to the table below. Guaranteed amounts payable under this plan will earn interest at 3% compounded yearly. We may increase the interest and the amount of any payment. If the payee dies, the amount of the remaining guaranteed payments will be discounted to the date of the payee's death at a yearly rate of 3%. Discounted means we will deduct the amount of interest each remaining payment would have earned had it not been paid out early. The discounted amount will be paid in one sum to the payee's estate unless otherwise provided.


                                  Plan 1 Table

Monthly payment rates for each $1,000 of proceeds under Plan 2.
--------------------------------------------------------------------------------------------------------------------------

Years
Payable            1        2      3      4       5      6       7      8      9      10     11    12     13    14    15
----------------===================================================================================================-------
Monthly Payment $84.47   $42.86 $28.99 $22.06  $17.91 $15.14  $13.16 $11.68 $10.53   $9.61 $8.86 $8.24  $7.71  $7.26 $6.87
----------------===================================================================================================-------
--------------------------------------------------------------------------------------------------------------------------
Years
Payable            16      17     18     19      20     21      22     23     24     25     26    27     28     29    30
--------------------------------------------------------------------------------------------------------------------------
Monthly Payment  $6.53   $6.23  $5.96  $5.73   $5.51  $5.32   $5.15  $4.99  $4.84  $4.71  $4.59 $4.47  $4.37  $4.27 $4.18
--------------------------------------------------------------------------------------------------------------------------

Annual, semi-annual or quarterly payments are determined by multiplying the monthly payment by 11.838, 5.963 or 2.992, respectively.

Plan 2. Life Income. We will make equal monthly payments for a guaranteed minimum period. If the payee lives longer than the minimum period, payments will continue for this or her life. The minimum period can be 10, 15 or 20 years. Payments will be according to the table below. Guaranteed amounts payable under this plan will earn interest at 3% compounded yearly. We may increase the interest rate and the amount of any payment. If the payee dies before the end of the guaranteed period, the amount of remaining payments for the minimum period will be discounted at a yearly rate of 3%. The discounted amounts will be paid in one sum to the payee's estate unless otherwise provided.


                                    Plan 2 Table

Monthly payment Rates for each $1,000 of proceeds under Plan 2.
------------------------------------------------------------------------------------------------------------------------------------
                                                              Age of
Age of Payee                                                  Payee
Nearest                                                       Nearest
Birthday     Male Payee                   Female Payee        Birthday Male Payee                     Female Payee

------------------------------------------------------------------------------------------------------------------------------------
      10 Years   15 Years 20 Years  10 Years 15 Years 20 Years         10 Years  15 Years  20 Years   10 Years   15 Year   20 Years
      Certain    Certain  Certain   Certain  Certain  Certain          Certain   Certain   Certain    Certain    Certain   Certain
----- ------------------------------------------------------------------------------------------------------------------------------


20    $3.04      $3.03    $3.03     $2.95     $2.95   $2.95       54   $4.81     $4.68     $4.49      $4.37      $4.31     $4.22
25     3.15       3.15     3.14      3.05      3.04    3.04       55    4.92      4.76      4.55       4.46       4.39      4.29
30     3.30       3.30     3.29      3.17      3.16    3.16       56    5.03      4.85      4.62       4.56       4.48      4.36
35     3.49       3.48     3.46      3.32      3.31    3.30       57    5.15      4.95      4.69       4.66       4.57      4.43
40     3.73       3.71     3.68      3.50      3.49    3.48       58    5.27      5.04      4.76       4.77       4.66      4.50
45     4.04       4.00     3.93      3.75      3.73    3.70       59    5.39      5.14      4.82       4.88       4.76      4.58
50     4.43       4.35     4.23      4.06      4.02    3.97       60    5.53      5.24      4.89       5.00       4.86      4.65
51     4.52       4.43     4.29      4.13      4.09    4.03       61    5.67      5.34      4.95       5.13       4.96      4.73
52     4.62       4.51     4.36      4.20      4.16    4.09       62    5.81      5.45      5.01       5.26       5.07      4.80
53     4.71       4.59     4.42      4.29      4.23    4.15       63    5.96      5.55      5.07       5.40       5.18      4.87
----- ------------------------------------------------------------------------------------------------------------------------------

------------------------- --------- -------- ------------ ------------------  ------------------------------------------------------
Age of
Payee                                                            Age of Payee
Nearest                                                          Nearest
Birthday Male Payee                   Female Payee               Birthday    Male Payee                 Female Payee
------------------------------------------------------------------------------------------------------------------------------------


        10 Years  15 Years  20 Years 10 years   15 Years 20 Years          10 Years  15 Years 20 Years 10 Years  15 Years 20 Years
        Certain   Certain   Certain  Certain    Certain  Certain           Certain   Certain  Certain  Certain   Certain  Certain
------------------ --------- -------- ---------- ------------------  -------------------------------------------------------------
                                                                       75
64       $6.12     $5.66     $5.13    $5.55        $5.29    $4.95      76     $8.13     $6.63    $5.49   $7.52     $6.44   $5.45
65        6.28      5.76      5.18     5.71         5.41     5.02      77      8.31      6.68     5.49    7.72      6.51    5.47
66        6.45      5.87      5.23     5.86         5.52     5.08      78      8.48      6.72     5.50    7.92      6.58    5.48
67        6.63      5.97      5.28     6.02         5.63     5.14      79      8.63      6.75     5.50    8.12      6.64    5.49
68        6.81      6.07      5.32     6.19         5.74     5.19      80      8.78      6.78     5.51    8.31      6.69    5.50
69        6.99      6.16      5.36     6.37         5.85     5.24      81      8.91      6.81     5.51    8.49      6.74    5.50
70        7.18      6.26      5.39     6.55         5.96     5.29      82      9.03      6.82     5.51    8.66      6.77    5.51
71        7.37      6.34      5.42     6.73         6.06     5.33      83      9.14      6.84     5.51    8.82      6.80    5.51
72        7.56      6.42      5.44     6.93         6.16     5.37      84      9.23      6.85     5.51    8.96      6.82    5.51
73        7.76      6.50      5.46     7.12         6.26     5.40      85      9.31      6.86     5.51    9.09      6.84    5.51
74        7.95      6.57      5.47     7.32         6.35     5.43      & over  9.38      6.86     5.51    9.20      6.85    5.51
------------------ --------- -------- ------------ ------------------  ------------------------------------------------------------

 Values for ages not shown will be furnished upon request.

Plan 3. Income of a Definite Amount. We will make equal periodic payments of a definite amount. Payments can be annual, semi-annual, quarterly or monthly. The amount paid each year must be at least $120 for each $1,000 of proceeds. Payments will continue until the proceeds are exhausted. The last payment will equal the amount of any unpaid proceeds. Unpaid proceeds will earn interest at 3% compounded yearly. We may increase the interest rate. If we do, the payment period will be extended. If the payee dies, the amount of the remaining proceeds with earned interest will be paid in one sum to his or her estate unless otherwise provided.

Plan 4. Interest Income. We will make periodic payments of interest earned from the proceeds left with us. Payments can be annual, semi-annual, quarterly or monthly, and will begin at the end of the first period chosen. Proceeds left under this plan will earn interest at 3% compounded yearly. We may increase the interest rate and the amount of any payment. If the payee dies, the amount of remaining proceeds and any earned but unpaid interest will be paid in one sum to his or her estate unless otherwise provided.

Plan 5. Joint Life and Survivor Income. We will make equal monthly payments to two payees for a guaranteed minimum of 10 years. Each payee must be at lease 35 years old when payments begin. The guaranteed amount payable under this plan will earn interest at 3% compounded yearly. We may increase the interest rate and the amount of any payment. Payments will continue as long as either payee is living. If both payees die before the end of the minimum period, the amount of the remaining payments for the 10 year period will be discounted at a yearly rate of 3%. The discounted amount will be paid in one sum to the survivor's estate unless otherwise provided.

                                                      Plan 5 Table


  Monthly payment rates for each $1,000 of proceeds under Plan 5.
----------------------------------------------------------------------------------------------
Male Age
Nearest
Birthday                         Female Age Nearest Birthday
           ---------------------- -----------------------------------------------------------
              35     40      45      50      55     60    65     70     75     80   85 & Over
--------------------------------- -----------------------------------------------------------

    35      $3.13  $3.21   $3.28   $3.34   $3.38  $3.42 $3.45  $3.47  $3.48  $3.48  $3.49
    40       3.18   3.28    3.38    3.47    3.55   3.61  3.66   3.69   3.71   3.72   3.73
    45       3.22   3.34    3.47    3.60    3.72   3.82  3.90   3.96   4.00   4.02   4.03
    50       3.25   3.39    3.55    3.72    3.90   4.05  4.19   4.29   4.36   4.40   4.42
    55       3.27   3.43    3.62    3.83    4.06   4.29  4.50   4.66   4.78   4.86   4.90
    60       3.29   3.46    3.66    3.91    4.19   4.50  4.81   5.07   5.28   5.42   5.49
    65       3.30   3.48    3.70    3.97    4.30   4.69  5.11   5.50   5.84   6.09   6.22
    70       3.30   3.49    3.72    4.01    4.38   4.83  5.36   5.90   6.42   6.83   7.07
    75       3.31   3.50    3.73    4.04    4.42   4.92  5.54   6.22   6.93   7.54   7.93
    80       3.31   3.50    3.74    4.05    4.45   4.97  5.64   6.41   7.27   8.07   8.61
  85 & over  3.31   3.50    3.74    4.05    4.46   4.99  5.69   6.51   7.45   8.36   9.01
--------------------------------- -----------------------------------------------------------

Figures for intermediate ages, for two males or two females will be furnished upon request.

Plan 6. Single Premium Endowment at Age 95. You may surrender this policy at any time during the insured's life and request in writing to apply the surrender value to purchase a Single Premium Endowment at Age 95 Policy on the life of the insured.

The maximum policy amount you can purchase without evidence of insurability is:

* the life insurance proceeds under this policy on the date of surrender, less
* the cash value on the date of surrender, plus
* the amount applied as the premium for the new policy.

An additional amount can be purchased if we receive evidence satisfactory to us that the insured is insurable. The most that can be applied as the premium for the new policy is this policy's surrender value.

The policy date of the new policy will be the date coverage under this policy ends. The single premium will be based on our rates then in effect. The single premium for a standard risk class will not be more than that shown in the Table of Guaranteed Single Premium Rates. These guaranteed single premiums are based on the Commissioners' 1980 Standard Ordinary Smoker and Nonsmoker Mortality Table with interest at 4% compounded yearly.


                    TABLE OF GUARANTEED SINGLE PREMIUM RATES

                   (Males, Non-Smoker, Standard Rating Class)

---------------------------------  --------------------  -----------------  ----------
Attained  Rate   Attained   Rate    Attained  Rate    Attained Rate           Rate
Age       Per    Age        per     Age       Per      Age     per     Age    per
        $1,000              $1,000            $1,000          $1,000         $1,000
----------------------------  -------------  -----------------------------------------
21       148.18   36       241.17    51      394.23     66   602.62    81    805.55
22       152.66   37       249.45    52      406.72     67   617.30    82    816.97
23       157.35   38       258.00    53      419.47     68   631.96    83    828.06
24       162.26   39       266.81    54      432.48     69   646.60    84    838.76
25       167.42   40       275.89    55      445.70     70   661.21    85    849.07
26       172.83   41       285.24    56      459.15     71   675.74    86    859.03
27       178.49   42       294.86    57      472.79     72   690.14    87    868.79
28       184.41   43       304.76    58      486.64     73   704.32    88    878.56
29       190.59   44       314.94    59      500.70     74   718.18    89    888.66
30       197.03   45       325.40    60      514.93     75   731.65    90    899.49
31       203.74   46       336.15    61      529.33     76   744.74    91    911.64
32       210.70   47       347.18    62      543.87     77   757.45    92    925.95
33       217.92   48       358.50    63      558.51     78   769.84    93    943.75
34       225.41   49       370.12    64      573.21     79   781.96    94    967.19
35       233.16   50       382.03    65      587.92     80   793.87
------------------------------------------- ------------------------  ----------------

                                                  TABLE CONTINUED ON NEXT PAGE




                                    TABLE OF GUARANTEED SINGLE PREMIUM RATES

                                    (Males, Smoker, Standard Rating Class)

--------------------------------------------- ------------------ -----------------------------------

Attained Rate per Attained   Rate per  Attained Rate per  Attained Rate per Attained Rate per
  Age      $1000   Age       $1000       Age     $1000       Age   $1000      Age     $1000
---------------------------------------- ------------------ -----------------------------------

0          96.15    19       171.72      38      313.33      57     541.06     76     778.35
1          96.14    20       177.02      39      323.57      58     554.28     77     788.40
2          99.00    21       182.51      40      334.04      59     567.55     78     798.08
3         102.05    22       187.87      41      344.74      60     580.88     79     807.52
4         105.23    23       193.49      42      355.65      61     594.24     80     816.77
5         108.57    24       199.37      43      366.77      62     607.60     81     825.84
6         112.10    25       205.55      44      378.09      63     620.89     82     834.73
7         115.81    26       212.04      45      389.62      64     634.06     83     843.38
8         119.72    27       218.86      46      401.32      65     647.07     84     851.72
9         123.83    28       225.97      47      413.23      66     659.89     85     859.77
10        128.12    29       233.41      48      425.34      67     672.54     86     867.64
11        132.69    30       241.14      49      437.65      68     685.04     87     875.53
12        137.22    31       249.17      50      450.14      69     697.43     88     883.72
13        141.96    32       257.48      51      462.82      70     709.72     89     892.37
14        146.78    33       266.09      52      475.65      71     721.88     90     901.94
15        151.65    34       274.98      53      488.61      72     733.85     91     913.06
16        156.57    35       284.16      54      501.65      73     745.56     92     926.63
17        161.53    36       293.61      55      514.75      74     756.91     93     944.02
18        166.57    37       303.35      56      527.89      75     767.87     94     967.24
---------------------------------------- ------------------ --------------------------------------------



                       (Females, Non-Smoker, Standard Rating Class)

--------------------- ---------------------------------------- --------------------  --------------------

Attained   Rate per   Attained   Rate per Attained   Rate per  Attained   Rate per   Attained   Rate per
   Age     $1000         Age     $1000    Age        $1000        Age     $1000         Age     $1000
--------------------- ---------------------------------------- --------------------  --------------------

21         130.58        36      215.17      51      349.93       66      544.99        81      774.98
22         134.90        37      222.54      52      360.96       67      559.91        82      789.19
23         139.39        38      230.12      53      372.26       68      575.00        83      803.07
24         144.04        39      237.93      54      383.80       69      590.33        84      816.53
25         148.86        40      245.95      55      395.61       70      605.91        85      829.59
26         153.87        41      254.19      56      407.68       71      621.70        86      842.28
27         159.06        42      262.65      57      420.03       72      637.65        87      854.74
28         164.45        43      271.33      58      432.69       73      653.64        88      867.13
29         170.03        44      280.24      59      445.70       74      669.55        89      879.72
30         175.82        45      289.41      60      459.06       75      685.21        90      892.88
31         181.81        46      298.83      61      472.77       76      700.71        91      907.13
32         188.03        47      308.51      62      486.80       77      715.96        92      923.26
33         194.47        48      318.46      63      501.09       78      730.99        93      942.50
34         201.14        49      328.68      64      515.58       79      745.83        94      966.88
35         208.04        50      339.17      65      530.22       80      760.50
--------------------- ---------------------------------------- --------------------  --------------------





                                    (Females, Smoker, Standard Rating Class)

-------------------- ------------------- ------------------- --------------------  -------------------

Attained   Rate per  Attained  Rate per  Attained  Rate per  Attained   Rate per   Attained  Rate per
  Age      $1000       Age     $1000       Age     $1000       Age      $1000         Age    $1000
-------------------- ------------------- ------------------- --------------------  -------------------

0          77.29       19      138.97      38      260.04       57      454.21     76        718.86
1          77.66       20      143.64      39      268.57       58      466.48     77        732.71
2          79.95       21      148.47      40      277.28       59      479.05     78        746.29
3          82.39       22      153.38      41      286.17       60      491.96     79        759.68
4          84.94       23      158.47      42      295.21       61      505.20     80        772.93
5          87.62       24      163.76      43      304.41       62      518.71     81        786.01
6          90.42       25      169.23      44      313.79       63      532.44     82        798.89
7          93.36       26      174.91      45      323.36       64      546.27     83        811.50
8          96.43       27      180.78      46      333.13       65      560.25     84        823.78
9          99.64       28      186.86      47      343.11       66      574.06     85        835.61
10        103.00       29      193.16      48      353.29       67      588.04     86        847.20
11        106.50       30      199.68      49      363.69       68      602.13     87        858.54
12        110.13       31      206.40      50      374.32       69      616.45     88        870.00
13        113.88       32      213.36      51      385.14       70      630.99     89        881.69
14        117.76       33      220.55      52      396.18       71      645.77     90        894.20
15        121.75       34      227.99      53      407.42       72      660.67     91        907.91
16        125.86       35      235.65      54      418.83       73      675.54     92        923.63
17        130.09       36      243.57      55      430.42       74      690.26     93        942.61
18        134.46       37      251.70      56      442.21       75      704.71     94        966.88
-------------------- ------------------- ------------------- --------------------  -------------------

GENERAL INFORMATION

Limits on Contesting This Policy

We rely on statements in the application for this policy. In the absence of fraud, they are considered representations and not warranties. We can contest this policy or an increase in Specified Amount if:

                  *    any material misrepresentation of fact was made in the
                       application or in a supplemental application; and
                  *    a copy of that application was attached to this policy
                       when issued or was made a part of the policy when a
                       change in coverage went into effect.

With respect to the original Specified Amount, we will not contest this policy after it has been in effect during the insured's life for two years from the policy date. With respect to increases in the Specified Amount, we will not contest an increase in the Specified Amount after that increase has been in effect during the insured's life for two years from the effective date of the increase. This provision does not apply to riders that provide disability benefits.

Misstatement of Age or Sex

If the insured's age or sex was misstated in an application, life insurance proceeds and benefits will be adjusted. The adjusted life insurance proceeds will be the sum of (a) and (b), where:
                * a is the cash value; and
                * is the life insurance proceeds, reduced by the cash value, and multiplied by the ratio of (1) the monthly cost of insurance actually applied, to (2) the monthly cost of insurance that should have been applied at the insured's true age or sex.

All amounts are those in effect, with respect to the insured, in the policy month of the insured's death.

Suicide

If the insured commits suicide, while sane or insane, within two years of the policy date, we will limit the proceeds. The limited amount will equal all premiums paid on the policy less outstanding policy debt and partial surrenders.

If the insured commits suicide, while sane or insane, within two years after an increase in the Specified Amount was effective, we will limit the proceeds payable with respect to the increase.

The proceeds thus limited will equal the total monthly deductions made with respect to the increase plus the Increase Charge per $1000 applicable to that increase.

Annual Statement

Within 30 days after each policy anniversary, we will send you an annual statement. The statement will show the amount of life insurance proceeds payable under the policy, the cash value, the surrender value, and policy debt as of the policy anniversary. The statement will also show premiums paid and charges made during the policy year.

Nonparticipating

This policy does not participate in our divisible surplus. No dividends are payable.

Written Notice

Any written notice to us should be sent to our home office at 6610 West Broad Street, Richmond, Virginia 23230. Please include the policy number and the insured's full name.

Any notice we send to you will be sent to your address shown in the application. You should request an address change form if you move.

Calculation of Values

Our calculations of cost of insurance rates are based on the Commissioners' 1980 Standard Ordinary smoker and Nonsmoker Mortality Table.

If the Net Investment Factor is always equivalent to an effective annual interest rate of 4%, the cash values in this policy will always at least equal the cash values required of an equivalent general account policy by the law where this policy was delivered. A detailed statement of how we calculate the values in this policy has been filed with the insurance department where this policy was delivered.

                                    ENDORSEMENT


The policy is hereby amended by items 1, 2, 3, and 4 listed in this endorsement.

1. The Allocation of Net Premiums provision of the policy is deleted and replaced by the following:

    Allocation of Net Premiums

    The net premium is the premium paid, multiplied by the Net Premium Factor shown in the policy data pages. You may allocate the net premiums to one or more Investment Subdivisions of the Separate Account. The portion of each net premium allocated to any particular Investment Subdivision must be at least 10%.

    We will initially allocate net premiums to the LOV Money Market Investment Subdivision. Upon receipt at our home office of a form satisfactory to us, signed by the policyowner, indicating that the policyowner has received and accepted the policy, the cash value in that Investment Subdivision will be transferred to the other Investment Subdivisions of the Separate Account in accordance with the net premium allocation percentages. For any premium received after we receive the signed form, the net premium will be allocated in accordance with the written instructions of the policyowner. You may change the allocation of later premiums at any time, without charge, simply by sending written notice to us at our home office. The allocation will apply to premiums received after we record the change. The Refund Privilege is described on the policy cover.

2. The SEPARATE ACCOUNT section of the policy is amended as follows.

    The following paragraph is deleted:

    The Separate Account is divided into Investment Subdivisions. The Investment Subdivisions are named in the policy data pages. We reserve the right to remove any Investment Subdivision of the Separate Account, or to add new Investment Subdivision. Each Investment Subdivision in the Separate Account will invest in shares of a designated portfolio of Life of Virginia Series Fund, Inc., a series type of mutual fund. You determine the percentage of net premiums which will be allocated to each Investment Subdivision.

    The above deleted paragraph is replaced by the following paragraph:

    The Separate Account is divided into Investment Subdivisions. The Investment Subdivisions are named in the policy data pages. We reserve the right to remove any Investment Subdivision of the Separate Account, or to add new Investment Subdivisions. Each Investment Subdivision in the Separate Account will invest in shares of a mutual fund, or of a portfolio of a series type of mutual fund named in the data pages. You determine the percentage of net premiums which will be allocated to each Investment Subdivision.

3. The SEPARATE ACCOUNT section of the policy is also amended as follows.

    The following paragraph is deleted:

    We also have the right, subject to compliance with applicable law, to make additions to, deletions from, or substitutions for the shares of a mutual fund portfolio that are held by the Separate Account or that the Account may purchase. We reserve the right to eliminate the shares of an eligible portfolio of Life of Virginia Series Fund, Inc. and to substitute shares of another portfolio of Life of Virginia Series fund, Inc. or another mutual fund portfolio, if the shares of the portfolio are no longer available for investments, or if in our judgement further investment in the portfolio should become inappropriate in view of the purposes of the Separate Account. In the event of any substitution or change, we may, by appropriate endorsement, make such changes in this and other policies as may be necessary or appropriate to reflect the substitution or change.

    The above deleted paragraph is replaced by the following paragraph:

    We also have the right, subject to compliance with applicable law, to make additions to, deletions from , or substitutions for the shares of a mutual fund portfolio that are held by the Separate Account or that the Account may purchase. We reserve the right to eliminate the shares of any portfolio named in the data pages and to substitute shares of another portfolio, if the shares of the portfolio are not longer available for investments, or if in our judgement further investment in the portfolio should become inappropriate in view of the purposes of the Separate Account. In the event of any substitution or change, we may, by appropriate endorsement, make such changes in this and any other policies as may be necessary or appropriate to reflect the substitution or change.

4. The SEPARATE ACCOUNT section of the policy is also amended as follows.

    The provision, Transfers is deleted and replaced with the following:

    Transfers

    You may transfers amounts among the Investment Subdivisions of the Separate Account by sending a written request to our home office. However, we reserve the right to refuse to execute any transfer if any of the Investment Subdivisions that would be affected by the transfer are unable to purchase or redeem shares of the mutual fund in which the Investment Subdivision invests.

    The transfer will be effective as of the end of the valuation period during which we receive your request at our home office. You can not make more than twelve transfers each calendar year. The first transfer in each calendar year will be made without a transfer charge. Thereafter, each time amounts are transferred, a transfer charge will be imposed. This transfer charge is shown in the policy data pages. When we make transfers, the cash value on the date of the transfer will not be affected by the transfer except to the extent of the transfer charge. The transfer charge will be taken from the amount transferred.

For the Life Insurance Company of Virginia, Paul E. Rutledge, III
                                            President

                                    EXHIBIT 1A(10)

                  Application for Commonwealth Three Policy

NOTICE TO THE PROPOSED INSURED
------------------------------

All premium checks should be made payable to the Life Insurance Company of Virginia.

Please notify the Company if you do not receive your policy or if a refund of your money is not made within six weeks from the date of this receipt.

This receipt shall be void if the premium payment was made by check or draft and the bank does not honor it upon presentation.
--------------------------------------
                                            The Life Insurance
                                            Company of Virginia
LIFE OF                                     6610 West Broad Street
VIRGINIA                                    Richmond, Virginia 23230

















APPLICATION
FOR VARIABLE                                            LIFE OF
LIFE INSURANCE                                          VIRGINIA
---------------------------------------------------
THE AMOUNT OR DURATION OF THE DEATH BENEFIT MAY INCREASE OR DECREASE DEPENDING ON THE INVESTMENT RETURN OF THE MUTUAL FUND.

THE CASH VALUE MAY INCREASE OR DECREASE DEPENDING ON THE INVESTMENT RETURN OF THE MUTUAL FUNDS.


13058 12/87



THESE NOTICES MUST ALWAYS BE GIVE TO THE PROPOSED INSURED/OWNER/APPLICANT
                  INVESTIGATIVE CONSUMER REPORT NOTICE


In compliance with federal and state laws, this it to inform you that as part of our procedure for processing your insurance application, an investigative consumer report may be prepared. The information for the report is obtained through personal interviews with your neighbors, friends, or others with whom you are acquainted. The report includes information as to your character, general reputation, personal characteristics and mode of living. You may request to be interviewed for the consumer report. You may, upon written request, be informed whether or not the report was ordered, and if so , the name and address of the consumer reporting agency which made the report. Upon proper identification, you have the right to inspect and/or receive a copy of the report from the consumer reporting agency. You have the right to make a written request to us within a reasonable period of time to receive additional detailed information about the nature and scope of the investigation. Write to:
Underwriting Department, The Life Insurance Company of Virginia, 6610 West Broad Street, Richmond, Virginia 23230.

                  MEDICAL INFORMATION BUREAU DISCLOSURE NOTICE

The information given in your application may be available to other insurance companies to which you make application for life or health insurance coverage or to which a claim is submitted.
The information you provide will be treated as confidential except that The Life Insurance Company of Virginia or its reinsurer may, however, make a brief report to the Medical Information Bureau (MIB), a nonprofit membership organization of life insurance companies which operates an information exchange in behalf of its member. Upon request by another insurance company member to which you have applied for life or health insurance coverage and to which a claim is submitted, the MIB will supply such company with the information it may have in its files. Upon receipt of a request from you, the MIB will arrange disclosure of any information it may have in your file (medical information will be disclosed only to your attending physician). If you question the accuracy of information in the MIB;s file, you may contact the MIB and seek a correction in accordance with the procedures set forth in the Federal Fair Credit Reporting Act. The address of the MIB's information office is Box 105, Essex Station, Boston, Massachusetts 02111 telephone number (617)426-3660. The Life Insurance Company of virginia or its reinsurer may also release information in its file to other life insurance companies to which you may apply for it or health insurance, or to which a claim for benefits may be submitted.

                    NOTICE OF INSURANCE INFORMATION PRACTICES

GIVE THIS NOTICE TO THE PROPOSED INSURED/OWNER/APPLICANT IN THE STATES OF ARIZONA, CALIFORNIA, CONNECTICUT, GEORGIA, ILLINOIS, MONTANA, NEW JERSEY, NORTH CAROLINA, OREGON & VIRGINIA.

  1. Personal information may be collected from persons other than the individual or individuals proposed for coverage.
  2. Such information, as well as other personal or privileged information subsequently collected, may be discussed to third parties in certain circumstances, without authorization.
  3. A right of access and correction exists with respect to all personal information collected.
  4.  A more complete notice describing our
      information practices in detail will be
      furnished to you upon request.



           THE LIFE INSURANCE COMPANY OF VIRGINIA-CONDITIONAL RECEIPT

Give this receipt to the Applicant when payment is made. Do not remove otherwise.

NOT VALID FOR MORE THAN $250,000 TOTAL BENEFITS PER PERSON PROPOSED FOR
INSURANCE.
NOT VALID FOR SUBSTANDARD RISKS.
NO INSURANCE WILL BECOME EFFECTIVE PRIOR TO POLICY DELIVERY UNLESS EACH CONDITION SPECIFIED BELOW IS SATISFIED. NO PERSON IS AUTHORIZED TO CHANGE OR WAIVE ANY OF THESE CONDITIONS.

--------------------------------------------------------------------------------

NO PREMIUM WILL BE COLLECTED WHEN
AMOUNT APPLIED FOR IS OVER $250,000.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   ALL PREMIUM CHECKS MUST BE MADE PAYABLE TO THE COMPANY.
DO NOT MAKE CHECK PAYABLE TO THE AGENT OR LEAVE THE PAYEE BLANK.
--------------------------------------------------------------------------------

I have received $_________ in connection with an application for life insurance bearing the same number as this receipt if each of the following three conditions is satisfied fully, then, subject to the Maximum Amount Limitation described below, insurance as provided by the term and conditions of the policy applied for will become effective on the Effective Date.

(1). The payment received with the application must equal the minimum initial premium required for the plan(s) and amounts(s) of insurance applied for and the mode of premium payment selected; and
(2). All medical examinations and tests required under the Company's initial application requirements must be completed and the reports of those medical examinations and tests must be received at the Company's Home Office within 60 days after the date of this receipt; and
(3) All persons proposed for insurance must be on the Effective Date, as defined below, insurable at standard premium rates for the plan(s) and amount(s) insurance requested in the application;

"Effective Date" means the latest of (a) the date of completion of the application, (b) the date of completion of all medical exams and tests required by the Company or (c) if the applicant requests a policy date which is later than the date of this receipt, the policy date requested by the applicant. Minimum amount Limitation: Under this receipt the maximum amount of insurance is limited to $250,000 per person proposed for insurance.

Refund of Payment: If one or more of the above conditions 1, 2 or 3 have not been satisfied fully, the Company's liability to a refund of the amount paid That refund will be made to Premium Payor.

Dated at                     on               . 19
        --------------------   ---------------    -- ---------------------------
           City, State          Month,day         Licensed Resident Agent/Broker







THIS RECEIPT SHALL BE VOID IF ALTERED OR MODIFIED                  CR NO.


                     THE LIFE INSURANCE COMPANY OF VIRGINIA
                     Application for Life Insurance--Part 1



1a. PROPOSED INSURED                        b. Date of Birth         3a. PAYOR(Always complete)                     b. Relationship
    Last name     First Name     M.I.          Month  Day  Year      Last Name     First Name  M.I.                    to Prop.Ins.


c.    State/Country  of  Birth

d. Age   e. Sex    f. Marital Status  g. Maiden Name        c. Billing address (Always complete if different from 1j. or 4d.)
                                                               No. & St.
                                                               City, State                                          Zip

h.  S.S./Tax ID no.     L. Phone (   )            4a. OWNER(if no other than the Prop.Ins.)(Indicate if joint ownership is intended)
                                                   Last Name         First Name             M.I.


j.  Residence address   How long at this address:           b.  Sex                    c. Social Security/Tax ID no.
    No. & St.

    City, State                         Zip

2a. OCCUPATION    Job title-duties(Be specific)       Years         d. Address
                                                                    No. & St.
                                                                    City, State      Zip


b.  Employed by and kind of business     Time employed there                       5. CONTINGENT OWNER (if any)
                                                                                   Last Name         First Name      M.I.


c.  Business address        Phone no.(   )
    No & St


    City,        State                        Zip


6a. Plan of Insurance                                  b. Amount





 c. Optional Benefits

    ____  ADB  ____ DISABILITY RIDER


 d. DEATH BENEFIT OPTIONS (Elect One)

         ____ Specified amount plus cash value (Option A)

         ____ Specified amount including cash value (Option B)


 e. RIDER AMOUNTS

    1. Additional Prop. Insured       2.  Children

       $ _______________               $ ________________


f. POLICY DATE REQUESTED

------------------------------------

g. PREMIUM MODE

     ___ Monthly Bank Draft   ___ Salary Savings   ___ Gov. Allotment

     ___ Single Premium       ___ Annually         ___ Semiannually

     ___ Quarterly



h. PLANNED PERIODIC PREMIUM                i. PAID WITH APPLICATION
   REQUESTED (per mode elected in g.)

   $ _________________________              $ _______________________


A COMPLETED PREMIUM ALLOCATION FORM MUST BE SUBMITTED WITH EACH APPLICATION.


7. SUITABILITY                                                                       YES       NO

   a.  HAVE YOU RECEIVED PROSPECTUSES DATED WITHIN 13 MONTHS OF THE DATE OF THIS
       APPLICATION FOR THE SEPARATE ACCOUNT AND ALL MUTUAL FUNDS APPLICABLE TO
       THE POLICY APPLIED FOR?                                                       ___       ___

   b.  DO YOU UNDERSTAND THAT:
       1.  THE AMOUNT OR DURATION OF THE DEATH BENEFIT INCREASE OR DECREASE
           DEPENDING ON THE INVESTMENT RETURN OF THE MUTUAL FUNDS?                   ___       ___
       2.  THE CASH VALUE MAY INCREASE OR DECREASE DEPENDING ON THE INVESTMENT
           RETURN OF THE MUTUAL FUNDS?                                               ___       ___
       3.  THE INITIAL PREMIUM WILL BE ALLOCATED TO THE LOV MONEY MARKET
           INVESTMENT SUBDIVISION UNTIL YOU RETURN A FORM INDICATING RECEIPT AND
           ACCEPTANCE OF THE POLICY?                                                 ___       ___

   c.  DO YOU BELIEVE THAT THIS POLICY WILL MEET YOUR INSURANCE NEEDS AND FINANCIAL
       OBJECTIVES?

   d.  1.  What is the Owner's net worth?  $ _____________
       2.  Annual Income?                  $ _____________


8.  BENEFICIARY OF PROPOSED INSURED (Give name, relationship, and age)

     PRIMARY                     NAME              RELATIONSHIP                 AGE


     ADDRESS                    NO. & ST.          CITY                   STATE                      ZIP



     CONTINGENT                 NAME               RELATIONSHIP                 AGE





    BENEFICIARIES MAY BE CHANGED AT ANY TIME BY THE OWNER UNLESS MADE
IRREVOCABLE BY CHECKING THIS BOX: ___________________


I have read this application and I agree that all the answers to the questions in Parts 1, 1A, II and IV, including any information and answers entered by the agent, and any required medical examinations, are complete, true and correct to the best of my knowledge and belief. No information has been furnished which is not recorded in those answers. I also agree that:
     1. The answers to those questions, together with this agreement, are the basis for issuing any policy.

     2. No one, except the President, the Secretary, or a Vice President of the Company can make or change any contract of insurance.

     3. Except as otherwise provided in the Conditional Receipt, insurance does not take a effect until I pay the full first premium and the policy is delivered to me while all persons proposed for insurance are insurable under the Company's published underwriting rules.

     4. To the extent permitted by law, I waive all rights that control the disclosure of medical information. I acknowledge receipt of a notice concerning an investigative consumer report and a notice about disclosure of medical information.

Dated at _________         on _____________                  19__ ___________
      City, State                Month, day                  Proposed Insured

________________________________________________________________________________
Witness(Agent/Broker) Applicant(Give title if Co.officer) Payer   Add'l Proposed
                                                                  Insured

13058  12/87        NO.     SEE QUESTIONS ON REVERSE AND AUTHORIZATION ON PAGE 3

                  APPLICATION FOR LIFE INSURANCE-PART 1(Continuation)

----------------------------------------------------------------------------------------------------------------------------------
HAS ANY PERSON PROPOSED FOR INSURANCE (IF "YES", GIVE DETAILS IN QUESTION 11 AND IDENTIFY PERSON BY NAME)
----------------------------------------------  ----------------------  ----------------------------------------------------------
a.Ever used alchohol or other                     YES    NO                       h.  Had a driver's license            Yes     No
drugs to a degree that required                                                   suspended or revoked or been
treatment or advice form                                                          convicted in the last
physician, licensed                                                               3 yrs. of a moving violation,
practioner, or any organization                                                   or of driving while impaired
which helps those who have an                                                     or intoxicated? Give license
alcohol or drug problem?                                                          no.








                                                                                  i. Knowledge of future travel
b. An application for life or health                                              residence outside the
insurance now pending or planned with this                                        United States or Canada?
or any other company?
                                                                                  j. Ever been convicted of a
c. Intentions of replacing life insurance or                                         felony?
annuities (including group) inforce with this
or any other company? If replacement is
intended, list the policy number(s) and the
name(s) of the company(ies)in question 11.

d. Been declined, postponed, rated, offered                                       k. Had a test result
modified policy, or a policy with an extra premium,                               confirming exposure
by any company in connection with life, health or                                 to the
accident insurance?                                                               AIDS, (Acquired
                                                                                  Immune Deficiency
                                                                                  Syndrome) virus, or
                                                                                  been told that he/she
                                                                                  has AIDS,
                                                                                  ARC, (AIDS Related
                                                                                  Complex), or been
                                                                                  counseled or treated
                                                                                  for Aids, ARC or
                                                                                  any other
                                                                                  immunological
                                                                                  disorder?

e. Applied and/or received                                                        10. HAS THE PROPOSED INSURED
disability or hospitalization                                                     EVER smoked cigarettes?
benefits from any source in                                                       __ Yes __ No
the last 5 years, or left                                                         used tobacco in other forms?
occupation for more than one                                                      __ Yes __ No
month because of health?                                                          If the answer to either
                                                                                  question is "Yes". COMPLETE
                                                                                  TOBACCO USER QUESTIONAIRE
                                                                                  ON PAGE 4

---------------------------------------------  ----------------------  -------------  -------------------------------  -------------

f. Participated in or have intentions of                                          11. GIVE DETAILS HERE OF ANY
participating in any type of land, water or                                       PART OF QUESTION 9 ANSWERED "YES"
air vehicle racing, parachuting, hand/kite
gliding or skin/scuba diving? If                                                  identify part and person if
yes, complete Avocation supplement                                                more than one proposed
F-6014.                                                                           insured.

----------------------------------------------  ----------------------  -------------  -------------------------------  ------------

g. Flown in past 3 years, or have intentions
of flying, other than as fare paying
scheduled airline passenger? If Yes,
Complete Aviation
Questionnaire on Page 4.
------------------------------------------------------------------------------------------------------------------------------------

                                  NONMEDICAL DECLARATIONS-PART II

-------------------------------------------------------------------------------------  ---------------------------------------------
                                                                                       b. Any weight loss in the past year? Yes   No
1a. Height and Weight of Proposed Insured:       ft.        lbs.                          If "Yes"         lbs.
                                           ------     ------                                      -------     ----
------------------------------------------------------------------------------------------------------------------------------------

2a. Full name and address of Proposed
insured's personal physician.                   b.  Date of last consultation          c. Reason for, findings and treatment.
------------------------------------------------------------------------------------------------------------------------------------
3. HAS ANY PERSON PROPOSED FOR INSURANCE EVER HAD (Circle all disorder or impairments, give details in no. 4 and identify person)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                       f. Cirrhosis, hepatitis,         YES       NO
                                                                                       ulcer, colitis,
a. To be admitted to a hospital or any other    YES                     NO             diverticulitis, ileitis, or
health care facility,or an operation,                                                  disorder of the liver, gall
observation, diagnostic tests or treatment                                             bladder, pancreas, stomach or
of any illness?                                                                        intestines?
------------------------------------------------------------------------------------------------------------------------------------
b.  A medical examination or been treated by    YES                     NO             h. Anemia, leukemia or other     YES       NO
any physician or specialist, or had an                                                 blood disorder?
X-Ray, EKG or other medical or diagnostic
test done within the past 5 years?
------------------------------------------------------------------------------------------------------------------------------------
c.  Mental or emotional disorder, nervous
breakdown, convulsions, epilepsy, paralysis                                            i. Prostate or testicular
or any other disorder of the brain or                                                  disease, disease of the
nervous system?                                                                        uterus, ovaries or breasts?
-------------------------------------------------------------------------------------  ---------------------------------------------
d.  Chest pain, shortness of breath, heart
murmur, high blood pressure, stroke,                                                   j. Disorder of the urinary
irregular heart beat, or any other disease                                             tract or kidneys, sugar,
or disorder of the heart or arteries?                                                  albumin or blood in the urine?
-------------------------------------------------------------------------------------  ---------------------------------------------
e.  Arthritis, gout, or any bone, joint,                                               k. Asthma, bronchitis,
muscle or skin disorder?                                                               emphysema or lung disorder?
-------------------------------------------------------------------------------------  ---------------------------------------------
f.  Cirrhosis, hepatitis, ulcer, colitis,
diverticulitis, ileitis, or disorder of the
liver, gall bladder, pancreas, stomach or                                              l. Disease or impairment of
intestines?                                                                            sight, speech or hearing?
----------------------------------------------  ----------------------  -------------  ---------------------------------------------
g.  Diabetes, cancer, tumors or disease of                                             m. Any other health
any glands?                                                                            impairment or medically
                                                                                       treated condition within the
                                                                                       past 5 years?
------------------------------------------------------------------------------------------------------------------------------------
4. GIVE COMPLETE DETAILS OF ANY PART OF QUESTION 3 ANSWERED "YES" (Identify person by name)
----------------------------------------------  -------------------------------------  ---------------------------------------------

                                                                                       Name and address of physician, specialist,
                         Nature of disorder.  Frequency of                             practitioner, hospital, medical institution
Part                     attacks and treatment                  Date and Duration      or facility.
----------------------------------------------  -------------------------------------  -------------------------------  ------------

THE LIFE INSURANCE COMPANY OF VIRGINIA/6610 WEST BROAD STREET, RICHMOND, VIRGINIA 23230

13058 12/87

              AGENT'S REPORT-PART III (Complete fully in all cases)

------------------------------------------------------------------------------------------------------------------------------------
Agency/Brokerage                                              Agent/Broker                                          Agent/Broker
and Code (Print)                                              and Code (Print)                                      and Code (Print)
------------------------------------------------------------------------------------------------------------------------------------
1a.  Previous residence address of Proposed Insured             From                               to

No.& St.                                           City, State                              Zip
------------------------------------------------------------------------------------------------------------------------------------
b.  Previous business address of Proposed Insured-How long employed?                      Phone no. (   )

No. & St.                                          City, State                              Zip
------------------------------------------------------------------------------------------------------------------------------------
Family                 Age if Living                Age at death                  Present health/cause of death  Insurance In Force
History                Prob. Ins.     Add'l         Prop. Ins.       Add'l        Prop. Insured                  (Juvenile Only)
                       Ins.                         Ins.                          Add'l Insured
------------------------------------------------------------------------------------------------------------------------------------
Father                                                                                                           $
--------------------------------------------------------------------------------  --------------------------------------------------
Mother                                                                                                           $
------------------------------------------------------------------------------------------------------------------------------------
             No. Living                          No. Dead       If dead, age and
                                                                cause of death
------------------------------------------------------------------------------------------------------------------------------------
Brothers                                                                                                         $
--------------------------------------------------------------------------------  --------------------------------------------------
Sisters                                                                                                          $
------------------------------------------------------------------------------------------------------------------------------------

3. List all insurance in force on the Proposed Insured. Give company name and amount.
------------------------------------------------------------------------------------------------------------------------------------

4.  If this application is to be issued on Monthly Bank Draft basis, and added to an established account, give the insured's name and policy number.
------------------------------------------------------------------------------------------------------------------------------------

5.  Do you have knowledge or reason to believe that replacement of insurance is involved?         Yes            No  If, "yes,"
explain and submit a completed replacement from where required.                           -------       -------

------------------------------------------------------------------------------------------------------------------------------------
6. If we need to ask questions about this application, who can best answer them?
    Home phone (   )                        Work phone (   )                           Best time to call                       AM/PM
                    ----------------------                  ---------------------------                 ----------------------
------------------------------------------------------------------------------------------------------------------------------------
7. Primary Purpose of Sale:
   Business                                       Estate Planning                                        Personal
        A. Split Dollar*                                  G. Liquidity                                    L. Total Needs Analysis
   ----                                           ----                                             -----
        B. Deferred Compensation                          H. Estate Conservation                          M. Survivor needs
   ----                                           ----                                             -----
        C. Executive Bonus                                I. Gift                                         N. Mortgage Protection
   ----                                           ----                                             -----
        D. Key Employee                                   J. Charitable Gift                              O. Education
   ----                                           ----                                             -----
        E. Business Buy-Out                               K. Other                                        P. Retirement
   ----                                           ----                                             -----
        F. Secure Credit                                                                                  Q. Other
   ----                                                                                            -----

*If split dollar:         Endorsement           Coll. Assign.          ER Pay All               P.S. 58 Offset
                  -------              --------                  -----                    -----
------------------------------------------------------------------------------------------------------------------------------------

                                   STATEMENT

I represent that: (1) ___ I have personally seen (*) ___ I have not personally seen (**) all the persons proposed for insurance; (2) I have truly and accurately recorded on this application the information as supplied by the Proposed Insured, the Additional Proposed Insured and/or the Owner/Applicant;
(3) to the best of my knowledge and belief there is nothing adversely affecting the insurability of any of the persons proposed for insurance other than as indicated in this application, and (4) where required, the abbreviated notice regarding our insurance practices, or an request, the full Notice of Information Practices, was given on or before the date the application was signed.

_________  _______________________________  __________________________________________
  Date     Licensed Resident Agent (print)  Licensed Resident Agent/Broker (signature)

  (Each child proposed for coverage within the last 10 days) Explain:

                                                _____________________________
                                                Agent's/Broker's phone ( )


____________________________________________        _________________________
Agent's/Broker's Social Security Tax ID No.:        Agent's/Broker's address:




                 AUTHORIZATION TO OBTAIN, RELEASE AND DISCLOSE INFORMATION

I authorize any physician, medical professional, hospital, clinic, medical care institution, insurer or reinsurer, the Medical Information Bureau, consumer reporting Agency, employer, relative, friend or neighbor to disclose to The Life Insurance Company of Virginia and/or its reinsurers, medical and other information pertaining to me or any of my minor children who are to be insured. The information that may be disclosed includes information relating to employment, other insurance coverage, past and present physical, mental, drug and/or alcohol conditions, character, habits avocations, finances, general reputation, credit and other personal characteristics. I understand that The Life Insurance Company of Virginia will collect this information for the purpose of determining eligibility for insurance. I also understand that The Life Insurance Company of Virginia may review this information in connection with claims that are later submitted to it. I agree that this authorization will be valid for two and one-half years from the date it is signed. I know that I have a right to receive a copy of this authorization upon request. I agree that a photographic copy of this authorization is as valid as the original. If an investigative consumer report is prepared in connection with my application,
              I request to be interviewed in connection with that report.


Dated at            on                19
        -----------    ---------------  ----- ----------------------------------
  City, State          Month, day                              Proposed Insured


--------------------------------------------------------------------------------
Witness(Agent/Broker)   Parent of child under 15 years   Payor   Add'l
                                                                Proposed Insured

                     APPLICATION FOR LIFE INSURANCE-PART IV
                           TOBACCO USER QUESTIONNAIRE


COMPLETE IF QUESTION 11.  PART 1, OR QUESTION 2, PART 1A WAS ANSWERED "YES"

1.
-----------------------------------------------------------------------------------------------
CIGARETTE SMOKING         DATE STARTED     DATE STOPPED   PACKS PER DAY   FILTERED  UNFILTERED
-----------------------------------------------------------------------------------------------
PROPOSED INSURED
-----------------------------------------------------------------------------------------------
ADD'L PROPOSED INSURED
-----------------------------------------------------------------------------------------------

2. If the amount of cigarette smoking was different at anytime from what is shown above, give date, amount and approximate period of time smoking was done at that frequency.


   Proposed Insured: ________________________________________________________


   Additional Proposed Insured: _____________________________________________

3.
------------------------- ------------- ------------- ------------------------------------------
OTHER TOBACCO USE         DATE STARTED  DATE STOPPED  DAILY AMOUNT  NAME OF FORM
------------------------- ------------- ------------- ------------------------------------------
PROPOSED INSURED
------------------------- ------------- ------------- ------------------------------------------
ADD'L PROPOSED INSURED
------------------------- ------------- ------------- ------------------------------------------

                             AVIATION QUESTIONNAIRE


1. Name of person to whom information applies:

------------------------------------------------------------------------------

2.
------------------------------------------------------------------------------------------------------------------------------------
                                                    Hours Flown
--------------------------------------------------  ------------------------  -----------------------------  -----------------------
Type of Flying                                       Past 12 mo.              1 - 2 years ago                Next 12 mo.
--------------------------------------------------  ------------------------  -----------------------------  -----------------------
Pilot-Military, Military Reserve
--------------------------------------------------  ------------------------  -----------------------------  -----------------------
Pilot-Civilian
--------------------------------------------------  ------------------------  -----------------------------  -----------------------
Crew Member
--------------------------------------------------  ------------------------  -----------------------------  -----------------------

3. Type of pilot's certificate held and year issued:

----------------------------------------------------------------------------


4. Total solo hours flown as pilot:

----------------------------------------------------------------------------



5. Date of most recent flight:

----------------------------------------------------------------------------

6. What types and kind of planes do you fly?

-----------------------------------------------------------------------------


7. Describe under DETAILS the purpose and nature of flying you do.

----------------------------------------------------------------------------


8. Do you make or contemplate making flights as a pilot or crew member originating or terminating outside the continental United States?

      ___  Yes    ____  No    If "Yes", give details below in no. 9.

------------------------------------------------------------------------------

9. DETAILS

----------------------------------------------------------------------------

10. If rateable, please issue policy

      ____  including aviation coverage at appropriate extra premium.

      ____  incorporating an Aviation Exclusion Rider (no aviation coverage).




             DIABETES QUESTIONNAIRE-DO NOT COMPLETE IN CONNECTICUT



1. Name of person to whom information applies:

---------------------------------------------------------------------------

2.
-------------------------------------------------------------------------------------------------------------------------
Name and address of physician first consulted for    3.  Name and address of physician now providing medical supervision,
diagnosed diabetes, and date of visit.                   and date of last visit.
-------------------------------------------------------------------------------------------------------------------------

4. Present Weight:    ____ lbs.          b. Weight one year ago:  ____ lbs.

5. What treatment do you use:    Yes    No
   a. Diet Only?
                                 ----  ----
   b. Insulin?
                                 ----  ----
      Type and number of Units
                                -------------------------
   c. Oral medication?
                                 ----  ----
      1. Name
                                -------------------------
      2. Number of tablets
                                -------------------------

6. Have you been treated for:    Yes    No
   a. Insulin Reactions
                                 ----  ----
   b. Diabetic Coma?
                                 ----  ----

   Give name of physician, health care facility and dates in DETAILS.

                                -------------------------

7. Have you ever had:               Yes               No
   a. Any eye trouble
                                 ----  ----
   b. Heart trouble?
                                 ----  ----
   c. High blood pressure?
                                 ----  ----
   d. Kidney trouble
      (albuminuria, etc.)?
                                 ----  ----
   e. Neuritis or neuralgia?
                                 ----  ----

   Give Name of Physician, health care facility and dates in DETAILS.

8. Regarding urine tests          Yes   No
   a. Do you regularly
      test your urine for sugar?
                                 ----  ----
   b. Results (please check):
                                 ----  ----
      Usually ___ Negative ___ trace ___ more than trace

   c. Date of last test
                                -------------------------
   d. Result of last test
                                -------------------------

9. Regarding blood tests          Yes   No
   a. Have you had any
      blood sugar test
      done by a doctor or at
      home?
                                 ----  ----
   b. Date
                                -------------------------
   c. Result
                                -------------------------
   d. Do you test blood
      sugar at home?
                                 ----  ----



------------------------------------------------------------------------
Details

                     APPLICATION FOR LIFE INSURANCE-PART 1A

1a.

ADDITIONAL PROPOSED INSURED            b. Date of Birth      c. State/Country      d. Age     e. Sex      f. Marital     g. Maiden
Last Name           First Name                                  of birth                                     Status         name
M.I.
____________________________________________________________________________________________________________________________________
h.  Height and Weight                l. Weight Loss in Past Year, if any:    j.  Relationship to     k. Social Security/Tax ID. No.
______ft.______in. _________lbs.     ________________________lbs                 Proposed Insured
____________________________________________________________________________________________________________________________________

i.  Present residence address (if different from Proposed Insured)                                  Telephone No. (    )


No. & St.                                City, State                                                                       Zip
____________________________________________________________________________________________________________________________________

m.  Employed by                                              Kind of Business                      Job title-duties (Be Specific)

____________________________________________________________________________________________________________________________________

2. Has the Additional Proposed insured ever smoked cigarettes?  ___Yes  ___No; ever used tobacco in other forms?  ___Yes ___No

   If the answer to either question is "Yes", COMPLETE TOBACCO USER QUESTIONNAIRE ON PAGE 4.

3.
____________________________________________________________________________________________________________________________________

BENEFICIARY OF ADDITIONAL PROPOSED INSURED (Complete only for universal life plans with A1 Rider)
____________________________________________________________________________________________________________________________________

PRIMARY:            NAME            Relationship             Age       CONTINGENT:        NAME            Relationship        Age


____________________________________________________________________________________________________________________________________

4.
____________________________________________________________________________________________________________________________________

Beneficiary may be changed at any time by the Owner unless made irrevocable by checking this box: _____
____________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________
a.  Full Name and Address:              b.  Date of Last Consultation           c.  Reason for, findings and treatment



____________________________________________________________________________________________________________________________________


5.
____________________________________________________________________________________________________________________________________
a. CHILDREN PROPOSED FOR INSURANCE*  b. Date of Birth  c. State/country   d. Age   e. Sex   f. Relationship     g. Height (______ft.
                                                          of birth                             to Prop. Ins.**   ___in.____Weight***


____________________________________________________________________________________________________________________________________
1.
____________________________________________________________________________________________________________________________________
2.
____________________________________________________________________________________________________________________________________
3.
____________________________________________________________________________________________________________________________________
4.
____________________________________________________________________________________________________________________________________




____________________________________________________________________________________________________________________________________
No Insurance will be provided on a child before                **Indicate if other than natural child. (Stepchild, adopted, etc.)
age 15 days or after the child's 18th birthday.                ***Indicate in pounds any weight loss in past year.
A child who is a full time student and who has not yet         NOTE:  If more than 4 children in family, use space below.
attained his/her 22nd birthday may become an insured child.
____________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________
h. Has the name of any child under age 18 been omitted?        i.  If less than one year old, give birth weight: _____lbs
   _____ Yes (Explain)
                                                               Was the birth considered premature?
   _____ No
____________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________
j.  Is any child listed not living at the same address with the Proposed Insured? ________ Yes (Explain) ________ No
____________________________________________________________________________________________________________________________________
6.
____________________________________________________________________________________________________________________________________

Is any child listed in question no. 5, but who has not yet attained his/her 22nd birthday, enrolled as a full time student in a
secondary or post secondary school?       ______ Yes           _____ No

Name(s) of child(ren) and to learning institution(s):

____________________________________________________________________________________________________________________________________

  USE THIS SPACE TO EXPAND ON ANY QUESTION FROM PARTS 1, 1A, II & IV. IDENTIFY PART, QUESTION AND PERSON PROPOSED FOR INSURANCE. THIS PAGE WILL BE A PART OF THE CONTRACT WHEN USED.

13058  12/87


                          COMMONWEALTH III
                       PREMIUM ALLOCATION FORM



Indicate how you wish your premium initially allocated by entering a percentage of at least 10% for any fund selected. The percentages entered must total 100% and you may invest in as many as seven different investment subdivisions at any time.

NOTE: Your premium will be placed in the Life of Virginia Money Market subdivision until this allocation form and the Policy Delivery and Acceptance letter is completed and returned to Life of Virginia.)

SEPARATE ACCOUNT II
INVESTMENT SUBDIVISIONS

AMERICAN FUNDS GROUP                         FIDELITY FUNDS

   Cash Management            ________ %         Money Market        ________  %

   High-Yield                 ________ %         High-Income         ________  %

   Growth-Income              ________ %         Equity-Income       ________  %

   Growth                     ________ %         Growth              ________  %

   Gov't Guar. Securities     ________ %        *Overseas            ________  %




LIFE OF VIRGINIA FUNDS                       OPPENHEIMER FUNDS

   Common Stock              ________  %        Money                ________  %

   Bond                      ________  %        High-Income          ________  %

   Money Market              ________  %        Bond                 ________  %

   Total Return              ________  %        Capital Appreciation ________  %

                             ________  %        Growth               ________  %

                                                Multiple Strategies  ________  %


State regulations prohibit Maryland policyowners from allocating more than 25% of their funds to the Fidelity Overseas Portfolio.


                                  ___________________________________
                                  Policyowner's Signature


                                  ___________________________________
                                  Co-Owner's Signature


                                  ___________________________________
                                  Date
------------------------------------------------------------------------------

Consult your policy and fund prospectuses for investment details.

VARIABLE PRODUCTS DEPARTMENT
The Life Insurance Company of Virginia
6610 W. Broad St., Richmond, Va. 23230
Telephone: 804-281-6907